UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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[X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under 240.14a-12

CADENCE PHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear fellow stockholder:

The annual meeting of stockholders of Cadence Pharmaceuticals, Inc. will be held at the Homewood Suites by Hilton Hotel, located at 11025 Vista Sorrento Parkway, San Diego, California 92130 on Wednesday, June 16, 2010 at 8:00 a.m., local time, for the following purposes:

1. Elect three (3) directors for a three-year term to expire at the 2013 annual meeting of stockholders.

2. To approve an amendment and restatement of our 2006 Equity Incentive Award Plan to preserve our ability to deduct compensation associated with future performance-based awards made under the plan to certain executives.

3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

4. Transact any other business that may be properly brought before the annual meeting or any continuation, adjournment or postponement thereof.

Our board of directors has fixed April 19, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

Accompanying this notice of annual meeting is a proxy. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Theodore R. Schroeder
President, Chief Executive Officer and Director

San Diego, California

May 6, 2010

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CADENCE PHARMACEUTICALS, INC.

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

The board of directors of Cadence Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on Wednesday, June 16, 2010 at 8:00 a.m., local time, at the Homewood Suites by Hilton Hotel, located at 11025 Vista Sorrento Parkway, San Diego, California 92130. If you need directions to the location of the annual meeting, please contact us at (858) 436-1400.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2010 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about May 6, 2010 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 19, 2010 are entitled to vote at the annual meeting. On this record date, there were 50,519,929 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2009 fiscal year annual report, which includes our financial statements.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 16, 2010

Electronic copies of this proxy statement and Cadence’s annual report are available at www.cadencepharm.com.

What am I voting on?

Proposal 1: Election of Directors. The election of three (3) directors to serve a three-year term. Based upon the recommendation of our nominating/corporate governance committee, our present board of directors has nominated and recommends for election as directors the following persons:

•	Dr. Michael A. Berman

•	Dr. Todd W. Rich

•	Mr. Theodore R. Schroeder

Proposal 2: Approval of an amendment and restatement of our 2006 Equity Incentive Award Plan. To approve an amendment and restatement of our 2006 Equity Incentive Award Plan which was revised to preserve our ability to deduct compensation associated with future performance-based awards made under the plan to certain executives.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

How many votes do I have?

Each share of our common stock that you own as of April 19, 2010 entitles you to one vote.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.

If you properly complete your proxy card and send it to us in time to vote, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be voted as recommended by our board of directors.

If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Hazel M. Aker, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 19, 2010, the record date for voting.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of a majority of our outstanding common stock, or approximately 25,259,965 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most votes will be elected.

Proposal 2: Approval of an amendment and restatement of our 2006 Equity Incentive Award Plan. The approval of the amendment and restatement of our 2006 Equity Incentive Award Plan will require the affirmative vote of a majority of the shares of common stock presented or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP will require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

What is the effect of abstentions and broker non-votes?

Shares held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved the amended equity compensation plan and ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. However, because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes at the annual meeting.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. Pursuant to newly-amended New York Stock Exchange, or NYSE, Rule 452, the uncontested election of directors (Proposal 1) is no longer a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a director nominee or withhold votes from a director nominee at the brokers’ discretion. The approval of the amendment and restatement of our 2006 Equity Incentive Award Plan (Proposal 2) is also not considered a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. The ratification of the selection of an independent registered public accounting firm (Proposal 3), is still considered a routine matter under the NYSE rules, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our employees may solicit proxies in person or by telephone, fax or email. We will pay these employees no additional compensation for these services. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and to obtain authority to execute proxies.

How do I obtain an Annual Report on Form 10-K?

Our 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 that we filed with the Securities and Exchange Commission, or SEC, is included in this mailing. If you would like an additional copy of our Annual Report on Form 10-K, we will send you one without charge. Please write to:

Investor Relations

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

or

ir@cadencepharm.com

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors has fixed the number of directors at ten. Under our charter, our board is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. You are requested to vote for the three nominees for director named below, whose terms expire at this annual meeting and who will be elected for a new three-year term and until their successors are elected and qualified. Each nominee has consented to serve, if elected. If no contrary indication is made, proxies in the accompanying form are to be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Nominees for Director

The following table lists the persons recommended by the nominating and governance committee and nominated by the board to be elected as directors and their ages as of April 1, 2010:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2013 Annual Meeting of Stockholders

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Michael A. Berman, M.D. Age: 67	Director Member, Audit and Nominating / Corporate Governance Committees	Since 2005, Dr. Berman has served as President and Chief Executive Officer of the Michael A. Berman Group, Inc., a consulting firm, and as a consultant for Stockamp and Associates, Inc., a business process consulting firm, both specializing in the healthcare industry, as well as for McKinsey & Company, a worldwide consulting firm. From October 1999 to January 2005, Dr. Berman served as Executive Vice President and Director of New York Presbyterian Hospital, and from September 1997 to October 1999 as its Senior Vice President and Chief Medical Officer. From April 1984 to September 1997, Dr. Berman served as Professor and Chairman of the Department of Pediatrics at the University of Maryland School of Medicine. He has been a cardiovascular consultant for various for-profit healthcare companies, including AmCath, North American Phillips, Baird Atomic, Johnson & Johnson, Arrow International, and NuMed. Dr. Berman has received awards and recognition from the American Heart Association’s Maryland Chapter, the Children’s Cancer Foundation, and the Society of Pediatric Research. He is a Fellow of both the American College of Cardiology and the American Academy of Pediatrics. Dr. Berman received an M.D. from the State University of New York, Syracuse, and completed an internship in the Department of Pediatrics at Johns Hopkins Hospital.	2006

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Dr. Berman’s significant experience as a physician and senior executive in large healthcare organizations, and his knowledge of the company’s industry sector, contribute to our conclusion that he should serve as a director of our company.
Todd W. Rich, M.D. Age: 54	Director Member, Nominating / Corporate Governance Committee

Dr. Rich is currently Senior Vice President and Global Head of Clinical Operations and Quality of Genentech, Inc., a leading biotechnology company. From July 2006 until June 2009, Dr. Rich served as Vice President, Development Regulatory, Medical Information, Drug Safety, Quality and Compliance of Genentech. He has served in various other leadership positions with Genentech since 1992, including as Vice President, Clinical and Commercial Regulatory Affairs from April 2005 to June 2006, as Senior Director, Clinical Regulatory Affairs from September 2001 to March 2005, as Senior Director, Product Development from 2000 to September 2001, as Director of Product Experience from 1997 to 2000, and as Senior Manager, New Product Planning and Health Economics from 1992 to 1997. Dr. Rich received a B.S. in biology from Amherst College, an M.S. in biomedical engineering from the University of Michigan, an M.D. from Wayne State University, and an M.B.A. from Stanford University.

Dr. Rich’s experience in senior medical, regulatory and quality leadership positions in a large, publicly-traded pharmaceutical company, his relevant industry experience and a thorough knowledge of the pharmaceutical product development process, contribute to our conclusion that he should serve as a director of our company.

2008
Theodore R. Schroeder Age: 55	President, Chief Executive Officer and Director

Mr. Schroeder served as Senior Vice President, North American Sales and Marketing, of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company, from August 2002 to February 2004. From February 2001 to August 2002, Mr. Schroeder served as General Manager of the Hospital Products Business Unit at Elan. Mr. Schroeder held the position of Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, from May 1999 to November 2000 until its acquisition by Elan. Prior to joining Dura, Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. He received a B.S. in management from Rutgers University.

2004

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since

Mr. Schroeder is currently a member of the board of directors of Trius Therapeutics, Inc., a privately-held pharmaceutical company, and the Sharp HealthCare Foundation, a non-profit organization.

As one of our co-founders and having served as our President and CEO since May 2004, Mr. Schroeder’s extensive knowledge of our business, history and culture, as well as over 25 years of experience in the pharmaceutical industry, contribute to our conclusion that he should serve as a director of our company.

Members of the Board of Directors

Members of our board of directors that are continuing in office, and their ages as of April 1, 2010, are listed below:

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2011 Annual Meeting of Stockholders

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
James C. Blair Age: 70	Director Member, Compensation Committee

Since 1985, Dr. Blair has served as a Partner of Domain Associates, L.L.C., a venture capital management company focused on life sciences. In the course of his more than forty years’ experience in the venture capital industry, he has been involved in the creation and successful development of over forty life sciences ventures, including Amgen, Inc., Aurora Biosciences Corporation, Amylin Pharmaceuticals, Inc., Applied Biosystems, Inc., Dura Pharmaceuticals, GeneOhm Sciences, Inc., Molecular Dynamics, Inc., NuVasive, Inc., Volcano Corporation, and Pharmion Corporation. Dr. Blair received a B.S.E. degree from Princeton University and an M.S.E. & Ph.D. from the University of Pennsylvania.

Dr. Blair is currently a member of the board of directors of ten privately-held companies and the Prostate Cancer Foundation, a non-profit organization. He serves on the advisory boards of the Department of Molecular Biology at Princeton University, the Department of Biomedical Engineering at the University of Pennsylvania, the Stevens Institute for Innovation at the University of Southern California, and the Division of Chemistry and Chemical Engineering at the California Institute of Technology.

2005

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
With more than forty years’ experience at the board level with venture and emerging growth companies, Dr. Blair’s extensive expertise in the evaluation of financing alternatives, strategic planning for life sciences companies, and substantial executive leadership skills, contribute to our conclusion that he should serve as a director of our company.
Alan D. Frazier Age: 58	Director Member, Audit Committee

In 1991, Mr. Frazier founded Frazier Healthcare Ventures, a venture capital firm, and has served as the managing partner since its inception. From 1983 to 1991, Mr. Frazier served as Executive Vice President, Chief Financial Officer and Treasurer of Immunex Corporation, a biopharmaceutical company. From 1980 to 1983, Mr. Frazier was a principal in the Audit Department of Arthur Young & Company, which is now Ernst & Young LLP. Mr. Frazier received a B.A. in economics from the University of Washington.

Mr. Frazier is currently a member of the board of directors of Alexza Pharmaceuticals, Inc., a publicly-held specialty pharmaceutical company, and three privately-held companies: Ascension Orthopedics, Inc., a medical device company, Portola Pharmaceuticals, Inc., a biopharmaceutical company, and TridentUSA Health Services, LLP, a nationwide provider of bedside diagnostics to alternate site facilities. Previously, he was a member of the board of directors of Rigel Pharmaceuticals, Inc. He is also a member of the University of Washington Medicine Board, the University of Washington Medicine Strategic Initiatives Committee, the Board of Directors of the Washington Biotechnology and Biomedical Association, and the Advisory Counsel of the J. David Gladstone Institute, which is affiliated with the University of California, San Francisco. Mr. Frazier also serves on the Board of Trustees of the Western Washington University Foundation, and Amara Parenting and Adoption Services.

Mr. Frazier’s background as chief financial officer of a large, publicly-traded company, as an auditor and certified public accountant with a national accounting firm, and his experience as a venture capitalist focused in the biopharmaceutical industry, bring to our board critical skills related to financial oversight of complex organizations, financing and strategic planning, and contribute to our conclusion that he should serve as a director of our company.

2006

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Christopher J. Twomey Age: 50	Director Chairman, Audit Committee

Mr. Twomey joined Biosite Incorporated, a medical diagnostic company, in March 1990 and served as its Senior Vice President, Finance and Chief Financial Officer until his retirement in 2007. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. Mr. Twomey, who serves as our audit committee’s designated “audit committee financial expert,” was a certified public accountant from 1981 to 1991, and received a B.A. in business economics from the University of California at Santa Barbara.

Mr. Twomey is currently a member of the board of directors of Senomyx, Inc., a publicly-traded company, where he serves as Chair of the audit committee and as a member of the governance and nominating committee. Mr. Twomey is also currently a director of two non-profit public benefit entities.

Mr. Twomey’s experience as a former chief financial officer of a publicly-traded company in the healthcare industry and in auditing internal control systems while at Ernst & Young, as well as his expertise in management, accounting, treasury, and finance functions, contribute to our conclusion that he should serve as a director of our company.

2006

Term Expiring at the 2012 Annual Meeting of Stockholders

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Cam L. Garner Age: 61	Director, Chairman of the Board of Directors Chairman, Compensation Committee

Mr. Garner, who is one of our co-founders, was Chief Executive Officer of Dura Pharmaceuticals, Inc., a pharmaceutical company, from 1989 to 1995 and Chairman and Chief Executive Officer of Dura from 1995 until it was sold to Elan Pharmaceuticals, Inc. in November 2000. Mr. Garner also co-founded specialty pharmaceutical companies Verus Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc., Zogenix, Inc., Evoke Pharma, Inc., Elevation Pharmaceuticals, Inc., Meritage Pharma, Inc., DJ Pharma (sold to Biovail Corporation in 2000) and Xcel Pharmaceuticals, Inc. (acquired by Valeant Pharmaceuticals International in March 2005). Mr. Garner received an M.B.A. from Baldwin-Wallace College and a B.A. in biology from Virginia Wesleyan College.

2004

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since

Mr. Garner is currently a member of the board of directors of privately-held Aegis Therapeutics, Inc., and he is chairman and a member of the board of directors of four other privately-held companies: Zogenix, Evoke, Elevation and Meritage. He previously served on the board of directors of Somaxon, Inc., Favrille, Inc., SkinMedica, Inc. and Pharmion Corporation.

As one of our co-founders and having served as our chairman since May 2004, Mr. Garner’s extensive knowledge of our business, history and culture, his extensive experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, contribute to our conclusion that he should serve as a director of our company.

Brian G. Atwood Age: 57	Director Chairman, Nominating / Corporate Governance Committee

Since 1999, Mr. Atwood has served as a Managing Director of Versant Ventures I, LLC, Versant Ventures II, LLC and Versant Ventures III, LLC. (Versant Ventures is a venture capital firm focusing on healthcare that he co-founded). Prior to founding Versant Ventures, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. He was also founder, President and Chief Executive Officer of Glycomed, Inc. Mr. Atwood received a B.S. in biological sciences from the University of California, Irvine, an M.S. in ecology from the University of California, Davis, and an M.B.A. from Harvard University.

Mr. Atwood is currently a member of the board of directors of Helicos Biosciences Corp., a publicly-held company, where he is also a member of the audit committee, and eight privately-held companies: Clovis Oncology, Inc., Five Prime Therapeutics, Inc., Immune Design Corporation, Mirina Corporation, OpGen, Inc., PhaseRx, Inc., Trius Therapeutics, Inc., and Veracyte, Inc. He was previously a member of the board of directors of ForteBio, Inc. and Pharmion Corporation. Mr. Atwood also serves on the Dean’s Advisory Board, School of Biological Sciences, University of California, Irvine.

2006

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Mr. Atwood’s extensive experience as a director of numerous publicly-traded and privately-held companies, as well as his experience founding and serving as president and CEO for a successful biopharmaceutical company, contribute to our conclusion that he should serve as a director of our company.
Samuel L. Barker Age: 67	Director Member, Compensation Committee

In March 2001, Dr. Barker co-founded Clearview Projects, Inc., a provider of partnering and transaction services to biopharmaceutical companies, and has served as a principal since that time. Dr. Barker also served as President and Chief Executive Officer of Clearview Projects from July 2003 to November 2004. Dr. Barker served in a series of leadership positions at Bristol-Myers Squibb Company until his retirement in 1999. His positions at Bristol-Myers Squibb included service as Executive Vice President, Worldwide Franchise Management and Strategy during 1998, President, United States Pharmaceuticals from 1992 to 1997, and President, Bristol-Myers Squibb Intercontinental Commercial Operations from 1990 to 1992. Prior to 1990, Dr. Barker held executive positions in research and development, manufacturing, finance, business development and sales and marketing at Squibb Pharmaceuticals. Dr. Barker received a B.S. from Henderson State College, an M.S. from the University of Arkansas and a Ph.D. from Purdue University.

Dr. Barker is currently a member and chairman of the board of directors of Lexicon Pharmaceuticals Inc., a publicly-held biopharmaceutical company, where he also serves as chairman of the audit committee. Previously, Dr. Barker was a member of the board of directors of Atherogenics, Inc.

Dr. Barker’s considerable experience in senior leadership positions in global pharmaceutical companies, as well as his expertise in pharmaceutical manufacturing and operations, contributes to our conclusion that he should serve as a director of our company.

2008

Name and Age	Current Position with Cadence	Business Experience During Past Five Years and Other Directorships	Director Since
Michael Eagle Age: 62	Director

Mr. Eagle served as Vice President of Manufacturing for Eli Lilly and Company from 1994 through 2001 and held a number of executive management positions with Eli Lilly and its subsidiaries throughout his career there. Since retiring from Eli Lilly, he has served as a founding member of Barnard Life Sciences, LLC. Mr. Eagle received his B.S. degree in mechanical engineering from Kettering University and an M.B.A. from the Krannert School of Management at Purdue University.

Mr. Eagle is currently a member of the boards of directors of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company, Micrus Endovascular Corporation, a medical device company, and Cardio Polymers, Inc., formerly known as Symphony Medical, a privately-held medical device company. Previously, he was a member of the board of directors of Xtent, Inc., Favrille, Inc., and Fusion Medical Technologies, Inc. He also currently serves on the Board of Trustees of the La Jolla Playhouse and Futures for Children.

With more than 35 years of experience in executive management and engineering, primarily focused on the manufacture of pharmaceutical products and medical devices, Mr. Eagle’s expertise in addressing complex manufacturing and supply chain issues, as well as extensive executive leadership skills, contribute to our conclusion that he should serve as a director of our company.

2010

Vote Required; Recommendation of the Board of Directors

Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. SCHROEDER AND DRS. BERMAN AND RICH. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our board of directors has determined that the members of our board of directors, with the exception of Mr. Schroeder, who does not serve on our audit committee, compensation committee, or nominating/corporate governance committee, are independent within the meaning of the independent director standards of the SEC and under the Nasdaq Stock Market qualification standards. Additionally, our board of directors has determined that all of the members of our audit committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq and, that, although Mr. Frazier falls outside the safe harbor provisions of Rule 10A-3(e)(l)(ii) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, he nevertheless meets the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Board Leadership Structure

Our board of directors consists of our chief executive officer, Mr. Schroeder, and nine independent directors. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. Mr. Schroeder is responsible for setting the strategic direction for our company and the day to day leadership and performance of the company, while Mr. Garner, our chairman, provides guidance to the chief executive officer, sets the agenda for meetings of the board of directors and presides over those meetings. We believe that our current leadership structure, the number of independent, experienced directors that make up our board, and the independent leadership of our board of directors by our non-executive chairman, benefit our company and its shareholders.

Role of the Board in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees the company’s management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of the company’s compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks, and through periodic review of extensive risk factor sections of our annual and quarterly reports filed with the SEC. Matters of significant strategic risk are considered by our board as a whole.

Meetings of the Board of Directors

During fiscal year 2009, our board of directors met eight times (including telephonic meetings), and each director, with the exception of Mr. Eagle, who joined the board in 2010, attended at least 75% of these meetings, either in person or by teleconference. Additionally, each director attended at least 75% of the meetings for each committee on which they served, except for Mr. Berman, who attended one of the two nominating/corporate governance committee meetings held in 2009. As required under the Nasdaq Stock Market qualification standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.cadencepharm.com by selecting “Investor Relations” on our web page, followed by the “Corporate Governance” tab, and subsequently selecting the “Essential Governance Documents” hyperlink. The members of the committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Cam L. Garner		Chairman
Brian G. Atwood			Chairman
Samuel L. Barker, Ph.D.		X(1)
Michael A. Berman, M.D.	X		X
James C. Blair, Ph.D.		X
Michael L. Eagle(2)
Alan D. Frazier	X	(1)
Todd W. Rich, M.D.			X
Christopher J. Twomey	Chairman

(1)

Dr. Barker was appointed by our board of directors to serve as a member of our compensation committee, effective as of June 24, 2009, replacing Mr. Frazier, who resigned from this committee effective as of the same date.

(2)	Mr. Eagle was appointed to our board of directors on March 28, 2010.

Audit Committee

The audit committee of our board of directors, which consists of Dr. Berman and Messrs. Frazier and Twomey (chair), met four times (including telephonic meetings) during fiscal year 2009. The audit committee is governed by a written charter adopted by our board of directors and its main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The audit committee’s responsibilities include:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions; and

•	reviewing and monitoring compliance with our code of conduct and ethics and other legal and regulatory compliance policies.

Our board of directors has determined that all members of our audit committee meet the applicable tests for independence and the requirements for financial literacy, as defined in the Nasdaq Stock Market qualification standards and by Section 10A of the Exchange Act. In particular, our board has determined that although Mr. Frazier falls outside the safe harbor provisions of Rule 10A-3(e)(l)(ii) under the Exchange Act, he nevertheless meets the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, our board of directors has determined that Mr. Twomey qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee. The board has adopted a written charter for the audit committee that details the responsibilities of the audit committee, which was amended on March 18, 2009

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2009. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for our 2010 fiscal year.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

Mr. Christopher J. Twomey, Chairman

Dr. Michael A. Berman

Mr. Alan D. Frazier

Compensation Committee

The compensation committee of our board of directors consists of Mr. Garner (chairman) and Drs. Barker and Blair. Dr. Barker was appointed to the committee by the board of directors effective June 24, 2009 to replace Mr. Frazier upon his resignation from the committee. During fiscal year 2009, the compensation committee met five times (including telephonic meetings). The committee’s purpose is to provide recommendations to the board of directors in determining the compensation and benefit plans for our senior management and directors. The compensation committee is governed by a written charter, approved by our board of directors, and its responsibilities include:

•	reviewing and recommending compensation and benefit plans for our senior management and compensation policies for members of our board of directors and board committees;

•	reviewing the terms of employment agreements and other arrangements with our officers;

•	setting corporate performance goals and assessing the performance of the corporation against these goals;

•	reviewing the performance of our officers against their individual performance goals;

•	evaluating the competitiveness of our executive compensation plans; and

•	preparing the report that the SEC requires in our annual proxy statement.

Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The board has adopted a written charter for the compensation committee, which was amended on January 21, 2010, that details the responsibilities of the compensation committee.

Compensation Committee Interlocks and Insider Participation

Mr. Garner (chairman) and Dr. Blair have served on our compensation committee since our 2006 fiscal year and Dr. Barker has served on the committee since 2009. No member of the compensation committee was at any time during the 2007, 2008 or 2009 fiscal years, or at any other time, an officer or employee of the company. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee. None of our executive officers serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more executives serving on our board of directors.

Compensation Policies and Practices as They Relate to Risk Management

In March 2010, management assessed our compensation programs for all employees for purposes of reviewing these policies and programs to assess whether they create risks that are reasonably likely to have a material adverse effect on our company. As part of that assessment, management reviewed the primary elements of our compensation programs, the relationship between such programs and the enterprise risks faced by our company, and the design features of each such program that serve to control potential risks to our company that could arise from our compensation programs. Following the assessment, management determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company and reported the results of its assessment to the compensation committee.

Report of the Compensation Committee of the Board of Directors

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2009 contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by us with the Securities and Exchange Commission.

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

COMPENSATION COMMITTEE

Cam L. Garner, Chairman

Dr. Samuel L. Barker

Dr. James C. Blair

Nominating/Corporate Governance Committee

The nominating/corporate governance committee of our board of directors, which consists of Mr. Atwood (chair) and Drs. Berman and Rich, met twice during fiscal year 2009. The committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating/corporate governance committee is governed by a written charter, approved by our board of directors, and its responsibilities include:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	developing and recommending a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Our board of directors has determined that all members of the nominating/corporate governance committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The board has adopted a written charter for the nominating/corporate governance committee, which was amended on January 21, 2009, that details the responsibilities of the nominating/corporate governance committee.

Corporate Governance Guidelines

We have been committed to having sound corporate governance principles since our inception, and in 2006 we adopted formal corporate governance standards, which were amended in January 2009. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Nasdaq Global Market’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter are available, free of charge, on our website at www.cadencepharm.com. However, the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Investor Relations, Cadence Pharmaceuticals, Inc., 12481 High Bluff Drive, Suite 200, San Diego, California 92130.

Director Nomination Process

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. While the company does not have a policy regarding Board diversity, it is one of a number of factors that the Nominating/Corporate Governance Committee takes into account in identifying nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The nominating/corporate governance committee believes it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq Stock Market qualification standards. The nominating/corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

In considering whether to recommend any candidate for inclusion in the board of director’s slate of recommended director nominees, including candidates recommended by shareholders, the nominating/corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria, which are intended to promote diversity of views and experience, include the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience in our industry;

•	experience with relevant social policy concerns;

•	experience as a board member of another publicly-held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

•	practical and mature business judgment.

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating/corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. To date, the nominating/corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating/corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to be considered, the recommendation for a candidate must include the following written information: (i) the stockholders’ name and contact information, as they appear on our books; (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder; (iii) a representation that the stockholder is a holder of record of our capital stock and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (iv) a representation whether the stockholder intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of the nomination; (v) all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A and Rule 14a-101 under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In order to give the nominating/corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2010 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to our officers, directors and employees. This Code of Business Conduct and Ethics, which was amended by our board of directors on November 18, 2009, contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics is available on our website at www.cadencepharm.com by selecting “Investor Relations” on our web page, followed by the “Corporate Governance” tab and subsequently selecting the “Essential Governance Documents” hyperlink.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Cadence Pharmaceuticals, Inc., 12481 High Bluff Drive, Suite 200, San Diego, California 92130. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Compensation of Directors

We compensate non-employee directors for their service on our board of directors, but do not pay director fees to our directors who are our employees. The board, upon review of comparable company data and in light of additional governance responsibilities, modified the director compensation arrangements in August 2009 for our non-employee directors and its non-employee chairman. As of September 1, 2009, each non-employee director is entitled to receive the following compensation components, in addition to reimbursement for out-of-pocket expenses:

Cash Component - Each non-employee director is eligible to receive the following:

•	each director receives an annual retainer of $37,000;

•	the chairman of the board receives an additional annual retainer of $60,000;

•

an additional annual retainer is paid to the non-employee director serving as (i) the chairman of our audit committee equal to $20,000, (ii) the chairman of our compensation committee equal to $10,000, and (iii) the chairman of our nominating/corporate governance committee equal to $7,500;

•

audit, compensation and nominating/corporate governance committee members (other than the committee chairmen) receive an additional annual retainer equal to $7,000 for audit committee members, $5,000 for compensation committee members and $4,000 for nominating/corporate governance committee members.

Fees are paid to our non-employee directors in four equal quarterly installments. In addition, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

Equity Component - Any non-employee director who is first elected or appointed to our board of directors is granted a non-qualified option to purchase 25,000 shares of our common stock on the date of his or her initial election or appointment. Such options will have an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director is eligible to receive a non-qualified option to purchase an additional 12,500 shares of our common stock.

The initial options granted to non-employee directors described above will vest in 36 equal monthly installments on the first day of each calendar month subsequent to the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest in 12 equal monthly installments on the first day of each calendar month subsequent to the date of grant, subject to the director’s continuing service on our board of directors on those dates. The term of each option granted to non-employee directors shall be 10 years.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All of the then-sitting directors attended the company’s last annual meeting in 2009, except for Mr. Frazier.

Director Compensation Table

The following table sets forth compensation information with respect to all of our non-employee directors for amounts earned during 2009.

Name	Fees Earned or Paid in Cash (S)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cam L. Garner	$102,333	$—	$72,605	$—	$—	$—	$174,938
Brian G. Atwood	$39,833	$—	$72,605	$—	$—	$—	$112,438
Samuel L. Barker, Ph.D.	$34,833	$—	$72,605	$—	$—	$—	$107,438
Michael A. Berman, M.D.	$43,333	$—	$72,605	$—	$—	$—	$115,938
James C. Blair, Ph.D.	$37,333	$—	$72,605	$—	$—	$—	$109,938
Michael L. Eagle(2)	$—	$—	$—	$—	$—	$—	$—
Alan D. Frazier.	$41,833	$—	$72,605	$—	$—	$—	$114,438
Todd W. Rich, M.D.	$36,333	$—	$72,605	$—	$—	$—	$108,938
Christopher J. Twomey	$50,667	$—	$72,605	$—	$—	$—	$123,272

(1)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our non-employee directors. These amounts reflect the grant date fair value of the 12,500 options awarded on the date of our 2009 annual meeting to each of our non-employee directors, calculated using the Black-Scholes option pricing model. Information regarding assumptions made in valuing the option grants under this model can be found in Note 2 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 15, 2010. No other awards were granted to these directors in 2009. The aggregate number of shares subject to stock options outstanding at December 31, 2009 for each of our non-employee directors is as follows:

Name	Aggregate number of Stock Awards Outstanding at December 31, 2009 (#)	Aggregate number of Option Awards Outstanding at December 31, 2009 (#)
Cam L. Garner	—	37,500
Brian G. Atwood	—	62,500
Samuel L. Barker, Ph.D.	—	62,500
Michael A. Berman, M.D.	—	62,500
James C. Blair, Ph.D.	—	37,500
Michael L. Eagle	—	—
Alan D. Frazier.	—	62,500
Todd W. Rich, M.D.	—	37,500
Christopher J. Twomey	—	37,500

(2)	Mr. Eagle was appointed to our board of directors on March 28, 2010.

PROPOSAL 2:

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2006 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2006 Equity Incentive Award Plan, or the 2006 Plan. The proposed amended and restated 2006 Plan is referred to herein as the Restated Plan. The compensation committee of our board of directors approved the Restated Plan on April 21, 2010, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at our Annual Meeting.

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached to this proxy statement as Appendix A.

Overview of Proposed Amendments

The Restated Plan will implement the following changes:

•	The term of the Restated Plan will be extended until 2020.

•

The list of performance criteria that may be used by the compensation committee of our board of directors for purposes of granting awards under the Restated Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, has been expanded, as described below under the heading “Performance Criteria.”

We are also seeking stockholder approval of the material terms of performance goals under the Restated Plan. Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Restated Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation. Other awards that we may grant under the Restated Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the compensation committee. The compensation committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years. For a discussion of the performance criteria for which approval is being sought, please see the discussion under “Performance Criteria” below.

We have also made certain other immaterial amendments to the Restated Plan to conform its terms to company practice.

If this Proposal 2 is not approved, the Restated Plan will not become effective, but the existing 2006 Plan will remain in effect.

Securities Subject to the Restated Plan

A total of 2,100,000 shares of our common stock, plus 90,772 shares which were not issued under our 2004 Equity Incentive Award Plan as of the effective date of the 2006 Plan, were initially reserved under the 2006 Plan and will be reserved under the Restated Plan. The number of shares reserved for issuance under the Restated Plan may be increased from time to time by the number of shares of common stock related to options granted under our 2004 Equity Incentive Award Plan that are repurchased, forfeited, expire or are cancelled on or after the effective date of the 2006 Plan. As of April 15, 2010 awards to purchase 74,753 shares issued under the 2004 Equity Incentive Award Plan had been repurchased, forfeited or cancelled, increasing the number of shares reserved under the 2006 Plan accordingly.

This amendment and restatement of the 2006 Plan will not affect the evergreen provision under the 2006 Plan. Pursuant to that provision, on January 1 of each year through January 1, 2016, the number of shares reserved for issuance under the plan will increase by the least of:

•	4% of our outstanding shares of common stock on the applicable January 1; and

•	a lesser number of shares of common stock as determined by the Board.

Pursuant to the evergreen provision, the share reserve was automatically increased on January 1, 2008 by 1,018,939 shares, on January 1, 2009 by 1,269,576 shares and on January 1, 2010 by 1,766,960 shares. As of April 15, 2010, the aggregate number of shares authorized for issuance under the 2006 Plan was 6,321,000. The aggregate number of shares of common stock subject to outstanding awards under the 2006 Plan was 5,660,484, and 13,405 shares of common stock have been issued pursuant to the exercise of stock options under the 2006 Plan. A total of 647,111 shares of common stock remained available for future issuance under the 2006 Plan.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the Restated Plan may not exceed an aggregate of 20,000,000 shares. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments Upon Changes in Capitalization.”

In addition, in order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares which may be subject to awards granted under the Restated Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

To the extent that an award expires, terminates or lapses for any reason without having been exercised in full, any shares subject to the award as to which the award was not exercised will be available for future grant or sale under the Restated Plan. Shares of restricted stock which are forfeited or repurchased by us pursuant to the Restated Plan may again be optioned, granted or awarded under the Restated Plan. In addition, shares of common stock which are delivered by the holder or withheld by us upon the exercise of any award under the Restated Plan in payment of the exercise or purchase price of such award or tax withholding thereon may again be optioned, granted or awarded under the Restated Plan.

Administration

The compensation committee of our board of directors administers the 2006 Plan. To administer the Restated Plan, our compensation committee must consist of at least two members of our board of directors, each of whom is both a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. Subject to the terms and conditions of the Restated Plan, our compensation committee will have the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Restated Plan. Our compensation committee will also be authorized to adopt, amend or rescind rules relating to administration of the Restated Plan. Our board of directors may at any time abolish the compensation committee and revest in itself the authority to administer the Restated Plan. The full board of directors will administer the Restated Plan with respect to awards to non-employee directors.

Eligibility

Our employees, consultants and directors and the employees and consultants of our subsidiaries will be eligible to receive awards under the Restated Plan. As of April 15, 2010, we had 90 employees, and we currently have ten directors, nine of whom are non-employee directors.

Our compensation committee determines which employees, consultants and directors will be granted awards. No person will be entitled to participate in the Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment or service with us. Only those employees, consultants and directors who are selected to receive grants by our compensation committee may participate in the Restated Plan. However, non-employee members of our board of directors are eligible to receive certain automatic option grants pursuant to a director compensation policy adopted by our board of directors. These automatic grants are described above under “Director Compensation.”

Awards Under the Restated Plan

The Restated Plan provides that our compensation committee (or the board of directors, in the case of awards to non-employee directors) may grant or issue stock options (both incentive stock options and non-qualified stock options), restricted stock awards, restricted stock units, or RSUs, stock appreciation rights, or SARs, performance share awards, performance share units, dividend equivalents, deferred stock, performance bonus awards, other stock-based awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options. Nonqualified stock options, or NQSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than the par value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of our compensation committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by our compensation committee (or the board of directors). NQSOs may be granted for any term specified by our compensation committee (or the board of directors), but the term may not exceed ten years.

Incentive Stock Options. Incentive Stock Options, or ISOs, will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

Restricted Stock Awards. Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our compensation committee (or the board of directors). Typically, restricted stock may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met, and they may not be sold or otherwise transferred to third parties until such conditions or restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and certain other rights as a stockholder prior to the time when the restrictions lapse.

Restricted Stock Units and Deferred Stock. RSUs and deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee (or the board of directors). Like restricted stock,

RSUs and deferred stock may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs or deferred stock awards will not be issued until the awards have vested, and a recipient of RSUs or deferred stock generally will have no rights as a stockholder prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights. SARs granted under the Restated Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Restated Plan on the exercise of SARs or the amount of gain realizable therefrom. Our compensation committee (or the board of directors) may elect to pay SARs in cash or in common stock or in a combination of both.

Dividend Equivalents. Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs, RSUs or other awards held by the participant.

Stock Payments. Stock payments may be authorized by our compensation committee (or the board of directors) in the form of common stock or an option or other right to purchase common stock as part of a bonus, deferred compensation or other arrangement. Unless otherwise determined by our compensation committee (or the board of directors), stock payments will be made in lieu of all or any part of compensation that would otherwise be payable in cash to the employee or consultant.

Performance Awards. Performance awards (i.e., performance share awards, performance stock units, performance bonus awards, performance-based awards and deferred stock) may be granted by our compensation committee (or the board of directors, in the case of awards to non-employee directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses that may be granted by our compensation committee (or the board of directors, in the case of awards to non- employee directors) on an individual or group basis, which may be paid on a current or deferred basis and may be payable in cash or in common stock or in a combination of both. The maximum amount of any such bonuses to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $1,000,000 for any fiscal year during the term of the Restated Plan.

Performance Criteria

The compensation committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The compensation committee may grant to such covered employees restricted stock, RSUs, performance awards and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our subsidiaries, divisions or operating units:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	earnings per share of common stock;

•	price per share of our common stock;

•	market share; and

•	implementation completion or attainment of objectively-determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments.

The compensation committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	non-cash charges, including those relating to share-based awards;

•	other non-operating items;

•	items related to acquisitions or other strategic transactions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business of segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The compensation committee (or the board of directors) may allow awards other than ISOs to be transferable pursuant to certain permitted transferees. ISOs may not be transferable. If the compensation committee (or the board of directors) makes an award transferable, such award shall contain such additional terms and conditions as the compensation committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of company assets to stockholders (other than normal cash dividends), or any other corporate event affecting our common stock, other than an equity restructuring, the compensation committee may make such appropriate adjustments, if any, in the number and type of shares of stock subject to the Restated Plan, the terms and conditions of any award outstanding under the Restated Plan, and the grant or exercise price of any such award as the compensation committee in its discretion may deem appropriate.

Corporate Transactions. In the event of a change of control where the acquiror does not assume awards granted under the plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change of control is generally defined as:

•

the direct or indirect sale or exchange in a single or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•

during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors;

•

the merger, consolidation, reorganization, or business combination in which the company is a party (whether directly involving the company or indirectly involving the company through one or more intermediaries, other than a merger, consolidation, reorganization, or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities or a merger, consolidation, reorganization, or business combination after which no person or entity owns 50% of the successor company’s voting power); and

•	the sale, exchange or transfer of all or substantially all of our assets.

Amendment and Termination of the Restated Plan

With approval from our board of directors, the compensation committee may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan. If not terminated earlier by the compensation committee or the board of directors, the Restated Plan will terminate in 2020.

Repricing of Awards

The Restated Plan allows our compensation committee, without stockholder approval, to amend the terms of any outstanding award under the Restated Plan to reduce its exercise price or to grant an award in exchange for, or in connection with, the cancellation or surrender of an award having a higher per share exercise price.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Nonqualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the Restated Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of an NQSO the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of common stock on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of common stock received upon exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us, in each case unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock, Restricted Stock Units and Deferred Stock. A participant to whom restricted stock, RSUs or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when RSUs or deferred stock vest and the underlying common stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of RSUs or deferred stock.

Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the Restated Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

Options and stock appreciation rights granted by the compensation committee under the Restated Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Restated Plan has been structured with the intent that certain other awards granted under the Restated Plan may, in the discretion of the compensation committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A of the Code and the Treasury Regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.

If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

As of December 31, 2009, the following individuals and groups of individuals have received the following option grants and awards of restricted stock under the 2006 Plan:

Name	Stock Options Granted (#)	Restricted Stock Units Granted (#)
Theodore R. Schroeder	700,000	40,000
William R. LaRue	168,000	20,000
Scott A. Byrd	125,000	—
James B. Breitmeyer, M.D., Ph.D.	295,000	25,000
Hazel M. Aker, J.D.	285,000	20,000
Named Executive Officers as a Group (5 persons)	1,573,000	105,000
Executive Officers as a Group (15 persons)(1)	2,614,250	218,000
Non-Executive Directors as a Group (8 persons)	300,000	—
Non-Executive Employees as a Group (100 persons)(1)	1,102,875	82,500

(1)	The amount includes awards granted to employees whose employment has terminated.

Other than automatic grants to our non-employee directors pursuant to our director compensation policy described above under “Director Compensation,” all other future grants under the Restated Plan are within the discretion of our board of directors or the compensation committee and the benefits of such grants are, therefore, not determinable.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the total shares as to which votes are cast on this proposal will be required to approve the proposed amendment and restatement of the 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 EQUITY INCENTIVE AWARD PLAN.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since our inception in 2004. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved.

Independent Registered Public Accountant Fees and Services

The following table represents aggregate fees billed to the company for services related to the fiscal years ended December 31, 2009 and 2008, by Ernst & Young LLP, the company’s independent registered public accounting firm.

	2009	2008
Audit Fees(1)	$349,083	$289,657
Audit-Related Fees(2)	—	5,502
Tax Fees	—	—
All Other Fees(3)	—	1,500

	$349,083	$296,659

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, review of our registration statements on Form S-8 and S-3, our prospectus supplement and the related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees. The amounts presented are related to consultation on matters such as our internal controls review, the impact of final or proposed regulatory guidance and the accounting treatment or disclosure of transactions or events.

(3)

All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that is not included within the above category descriptions. The amount presented for 2008 is related to an annual subscription fee for an online technical reference tool provided by Ernst & Young LLP.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit- related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will be counted toward a quorum but not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of April 1, 2010, are as follows:

Name	Age	Position
Theodore R. Schroeder	55	President, Chief Executive Officer and Director
James B. Breitmeyer, M.D., Ph.D.	56	Executive Vice President, Development and Chief Medical Officer
Hazel M. Aker, J.D.	54	Senior Vice President, General Counsel and Secretary
Scott A. Byrd	40	Senior Vice President, Chief Commercial Officer
William S. Craig, Ph.D.	59	Senior Vice President, Pharmaceutical Development and Manufacturing
William R. LaRue	58	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Malcolm Lloyd-Smith	54	Senior Vice President, Regulatory Affairs and Quality Assurance
David A. Socks	35	Senior Vice President, Corporate Development and Strategy
Robert J. DiVasto, P.E.	54	Vice President, Supply Operations
Catherine J. Hardalo, M.D.	47	Vice President, Clinical Development
Mike A. Royal, M.D., J.D.	56	Vice President, Clinical Development, Analgesics
Diane K. Sheehan	40	Vice President, Human Resources
Randall M. St. Laurent	49	Vice President, Sales

The biography of Mr. Schroeder can be found under “Proposal 1 — Election of Directors.”

DR. JAMES B. BREITMEYER has served as our Executive Vice President, Development and Chief Medical Officer since August 2006. From December 2001 to August 2006, Dr. Breitmeyer served as Chief Medical Officer and Vice President, Pharmaceutical Operations of Applied Molecular Evolution, a wholly-owned subsidiary of Eli Lilly and Company, a global pharmaceutical company. From February 2000 to July 2001, Dr. Breitmeyer was the President and Chief Executive Officer of the Harvard Clinical Research Institute. Prior to February 2000, Dr. Breitmeyer held various positions of increasing responsibility including Senior Vice President and Chief Medical Officer of Serono International S.A., a global biopharmaceutical company. Dr. Breitmeyer holds a B.A. in chemistry from the University of California, Santa Cruz, and an M.D. and Ph.D. from Washington University School of Medicine.

MS. HAZEL M. AKER has served as our Senior Vice President, General Counsel and Secretary since April 2007. From April 2006 to April 2007, Ms. Aker served as Senior Vice President, Operations and Business Affairs of Ambrx, Inc., a biotechnology company focused on protein therapeutics. From February 2003 to May 2006, Ms. Aker served as Senior Vice President, Regulatory Operations & Legal Affairs, General Counsel and Secretary of Micromet, Inc., formerly CancerVax Corporation, a biotechnology company focused on the treatment and control of cancer, and served as its Vice President, General Counsel and Secretary from February 2001 to February 2003. From April 2000 to March 2001, Ms. Aker served as Vice President, General Counsel and Secretary for Alaris Medical, Inc., and its subsidiary, Alaris Medical Systems, Inc., a manufacturer of intravenous infusion therapy products and patient monitoring systems. From October 1999 to April 2000, Ms. Aker served as Vice President and General Counsel and, from December 1999 to April 2000, as Vice President of Regulatory and Quality Affairs, for Women First HealthCare, Inc. From May 1995 until October 1999, Ms. Aker served as Corporate Vice President, Legal Affairs, and Assistant General Counsel for Alaris Medical Systems, Inc., which was formerly IVAC Medical Systems, Inc. Ms. Aker also serves on the board of directors of USO Council of San Diego, Inc., a 501(c)(3) non-profit public benefit corporation. Ms. Aker is a member of the State Bar of California and holds a B.A. from the University of California, San Diego and a J.D. from the University of San Diego School of Law.

MR. SCOTT A. BYRD has served as our Senior Vice President, Chief Commercial Officer since June 2009. Previously, Mr. Byrd served in a variety of roles in sales, marketing, finance, manufacturing and strategic planning at Eli Lilly and Company, a global pharmaceutical company, since January 1992, including most recently as U.S. Brand Leader for prasugrel beginning in October 2006. Mr. Byrd also served as Lilly’s Senior Director, Global Brands, Cardiovascular and Acute Care from June 2004 to September 2006, National Sales Director and U.S. Marketing Director for abciximab from March 2003 to May 2004, and Director of Marketing, Cardiovascular Business Unit from November 2001 to February 2003. Mr. Byrd holds a B.S. in mechanical engineering from Bradley University and an M.B.A. from the Harvard University Graduate School of Business Administration.

DR. WILLIAM S. CRAIG has served as our Senior Vice President, Pharmaceutical Development and Manufacturing since November 2004. From January 2000 to November 2004, Dr. Craig served as Vice President, Research and Product Development of ISTA Pharmaceuticals, Inc., an ophthalmology-focused specialty pharmaceutical company. From 1996 to December 1999, Dr. Craig served as Vice President, Research and Development for Alpha Therapeutics Corporation, a biotechnology company. From 1988 to 1996, he served as Senior Director, Research and Development for Telios Pharmaceuticals, Inc., a biotechnology company. Dr. Craig holds a B.S. in biochemistry from the University of Michigan and a Ph.D. in chemistry from the University of California, San Diego. Mr. Craig has resigned from the Company, which will become effective in the third quarter 2010.

MR. WILLIAM R. LARUE has served as our Senior Vice President, Chief Financial Officer and Treasurer since June 2006, as our Secretary from June 2006 through April 2007, and as Assistant Secretary since April 2007. From April 2001 to May 2006, Mr. LaRue served as Senior Vice President and Chief Financial Officer of Micromet, Inc., formerly CancerVax Corporation, a biotechnology company focused on the treatment and control of cancer. From March 2000 to February 2001, Mr. LaRue served as Executive Vice President and Chief Financial Officer of eHelp Corporation, a provider of user assistance software. From January 1997 to February 2000, Mr. LaRue served as Vice President and Treasurer of Safeskin Corporation, a medical device company, and from January 1993 to January 1997 he served as Treasurer of GDE Systems, Inc., a high technology electronic systems company. Mr. LaRue also serves on the board of directors of Neurelis, Inc., a privately-held company. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California.

MR. MALCOLM LLOYD-SMITH has served as our Senior Vice President, Regulatory Affairs and Quality Assurance since August 2008. Mr. Lloyd-Smith served as Vice President and Head of Global Regulatory Affairs for Elan Pharmaceuticals, Inc. from September 2003 to August 2008, after having served in the UK as its Vice President, International Regulatory Affairs from March 2002 to August 2003. Previously, Mr. Lloyd-Smith served in various positions of increasing responsibility with DuPont Pharma Ltd. (acquired by Bristol-Myers Squibb Company in 2001), serving as Vice President, Worldwide Regulatory Affairs from 2001 to 2002, as Vice President, Regulatory Affairs Europe from 1999 to 2001, and as Senior Director, Regulatory Affairs Europe from 1994 to 1999. From 1991 to 1994, Mr. Lloyd-Smith served as Director, International Regulatory Affairs for DuPont Merck Pharmaceutical Company in Wilmington, DE, and from 1984 to 1991 he served as Manager, Regulatory Affairs and Quality Assurance for DuPont de Nemours International, S.A. in Switzerland. Mr. Lloyd-Smith holds a B.Sc. in pharmacology from the University of Leeds, and a M.Sc. in pharmacological biochemistry from Hatfield Polytechnic.

MR. DAVID A. SOCKS is one of our co-founders and has served as our Senior Vice President, Corporate Development and Strategy since March 2008. Prior to this role, Mr. Socks served as our Vice President, Business Development since our inception in May 2004. From May 2004 to June 2006, Mr. Socks also served as our Chief Financial Officer, Treasurer, and Secretary. From July 2000 to May 2004, Mr. Socks was a Venture Partner at Windamere Venture Partners, a venture capital firm investing in early stage life science companies. In this capacity, Mr. Socks held management positions at two portfolio companies of Windamere Venture Partners. These positions included Vice President of Business Development of Kanisa Pharmaceuticals, Inc., an oncology-focused specialty pharmaceutical company and Vice President of Finance of CelTor Biosystems, Inc., a drug discovery company. Mr. Socks co-founded several pharmaceutical companies including Avera Pharmaceuticals, Inc., Kanisa Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc. and Verus Pharmaceuticals, Inc. and three medical technology companies including MiraMedica, Inc., Oculir, Inc. and SpineWave, Inc. In 1999, Mr. Socks worked in business development at Neurocrine Biosciences, a biopharmaceutical company. In 1998, he worked in the venture capital arm of EFO Holdings, L.P., an investment firm. From 1995 to 1998, he worked at Kaiser Associates, Inc., a strategic management consulting firm, where he was most recently a Senior Manager. Mr. Socks holds a B.S. in business administration from Georgetown University and an M.B.A. from Stanford University.

MR. ROBERT J. DIVASTO has served as our Vice President, Supply Operations since April 6, 2009. From October 2007 to April 2009, Mr. DiVasto served as an independent consultant to the life sciences industry, focused on operations, facilities and supply chain management. From May 2003 to October 2007, Mr. DiVasto served in various positions of increasing responsibility at Valeant Pharmaceuticals International, including as Vice President, Global Manufacturing and Supply from March 2005 to October 2007, as Vice President, European Supply from January 2004 to March 2005, and as Vice President, Global Strategy, Logistics and Engineering from May 2003 to January 2004. Previously, Mr. DiVasto served as Director, Global Planning and Analysis for the Global Manufacturing and Supply Division of GlaxoSmithKline plc, a global pharmaceutical company, from January 2001 to May 2003, and as Senior Project Director, Cornwallis Campus Capital Projects, for GlaxoSmithKline (formerly, Glaxo Wellcome, plc) from August 1991 to January 2001. From January 1981 to August 1991, Mr. DiVasto also served as Chief Engineer, Manufacturing and Process Engineering at The Sigel Group, a biopharmaceutical engineering and architectural firm. Mr. DiVasto holds an A.E. in Architectural Engineering from Pennsylvania State University, a B.S. in Environmental Engineering from Temple University, and a Masters of Studies in Manufacturing Leadership from the University of Cambridge, and is a licensed Professional Engineer in the State of Pennsylvania.

DR. CATHERINE J. HARDALO has served as our Vice President, Clinical Development since May 2007. From 1998 to April 2007, Dr. Hardalo directed the clinical development of antimicrobial products at Schering-Plough Research Institute, a global health care company. Most recently, she was Senior Director of Infectious Disease and Dermatology Global Clinical Development, and was named one of 20 “notable people in R&D” by R&D Directions in 2007. Dr. Hardalo’s past experience also includes solo practice with board certification in infectious diseases and internal medicine. She received her medical degree from the State University of New York Health Science Center at Brooklyn-Downstate Medical College, served as Chief Resident for the Department of Internal Medicine at Morristown Memorial Hospital in New Jersey and was a clinical fellow in Infectious Diseases, Clinical Microbiology and Hospital Epidemiology, at Yale-New Haven Hospital at Yale University School of Medicine.

DR. MIKE A. ROYAL has served as our Vice President, Clinical Development, Analgesics since April 2006. From December 2004 to March 2006, Dr. Royal served as Chief Medical Officer of Solstice Neurosciences, Inc., a specialty biopharmaceutical company. From May 2003 to December 2004, Dr. Royal served as Vice President, Strategic Brand Development and Global Medical Affairs of Alpharma Inc., a global specialty pharmaceutical company. From January 2002 to May 2003, he served as Senior Medical Director of Elan Pharmaceuticals, Inc., a neuroscience-based biotechnology company. From 1994 to January 2002, he owned and managed the largest private practice pain management clinic and research center in Oklahoma. Dr. Royal has also served as Director of the Acute Pain Service, Staff Anesthesiologist, and Assistant Professor of Anesthesiology and Critical Care Medicine at the University of Pittsburgh Medical Center. Dr. Royal is board certified in internal medicine, anesthesiology, pain management, and addiction medicine and has published extensively in the area of pain management. He holds a B.S. in chemistry from the Massachusetts Institute of Technology, an M.D. from the University of Massachusetts, a J.D. from the University of Maryland and an M.B.A. from New York University (TRIUM).

MS. DIANE K. SHEEHAN has served as our Vice President, Human Resources since March 2008. Previously, Ms. Sheehan served as our Senior Director, Human Resources since joining Cadence in May 2006. From July 2005 to April 2006, Ms. Sheehan served as Director, Compensation at Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company, and as Director, Staffing and Organizational Development at Elan

from January 2003 to July 2005. Ms. Sheehan served in various other human resources roles with Elan and Dura Pharmaceuticals, Inc., from January 1999 to December 2002, following over five years in human resources positions in both high-tech and manufacturing organizations. Ms. Sheehan holds a B.S. and M.S. in business administration from San Diego State University and is a Certified Compensation Professional.

MR. RANDALL M. ST. LAURENT has served as our Vice President, Sales since August 2009. From January 2008 through July 2009, Mr. St. Laurent served as Vice President, Commercial Operations for bucindolol hydrochloride at ARCA BioPharma, a biopharmaceutical company focusing on the development and commercialization of therapies for cardiovascular diseases. From March 2001 through November 2007, Mr. St. Laurent served in various positions at Scios, Inc, (a Johnson & Johnson Company), a biopharmaceutical company developing treatments for cardiovascular and inflammatory disease, most recently as Vice President Commercial Development for nesiritide since March 2006. Mr. St. Laurent also served as Scios’ Vice President, Sales and Marketing from December 2002 to March 2006 and as Area Business Director from March 2001 to November 2002. Mr. St. Laurent received a B.A. in marketing from the Ohio State University.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2010 for:

•	each of our named executive officers (as defined below in “Executive Compensation and Other Information — Summary Compensation Table”);

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants held by such persons on March 31, 2010 that are exercisable as of May 30, 2010, which is 60 days after March 31, 2010.

Percentage of beneficial ownership is based on 50,519,929 shares of common stock outstanding as of March 31, 2010.

Unless otherwise indicated, the address for the following stockholders is c/o Cadence Pharmaceuticals, Inc., 12481 High Bluff Drive, Suite 200, San Diego, California 92130.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Funds affiliated with Domain Associates, L.L.C.(1) One Palmer Square, Suite 515 Princeton, NJ 08542	12,757,579	25.3%
Funds affiliated FMR L.L.C.(2) 82 Devonshire Street Boston, MA 02109	7,428,977	14.7%
Funds affiliated Frazier Healthcare V, L.P.(3) 601 Union Street, Suite 3200 Seattle, WA 98101	4,955,493	9.8%
Funds affiliated Frazier Healthcare VI, L.P.(4) 601 Union Street, Suite 3200 Seattle, WA 98101	4,753,845	9.4%
Funds affiliated with Versant Ventures II, L.L.C.(5) 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025	3,372,317	6.7%
Funds affiliated with Bay City Capital L.L.C.(6) 750 Battery Street, Suite 400 San Francisco, CA 94111	3,251,635	6.4%
Funds affiliated with T. Rowe Price Associates, Inc.(7) 750 Battery Street, Suite 400 San Francisco, CA 94111	3,151,933	6.2%

Named Executive Officers and Directors:
Theodore R. Schroeder(8)	1,311,100	2.6%
William R. LaRue(9)	356,250	*
Scott A. Byrd(10)	8,000	*
James B. Breitmeyer, M.D., Ph.D.(11)	341,416	*
Hazel M. Aker, J.D. (12)	189,994	*
Cam L. Garner(13)	1,063,941	2.1%
Brian G. Atwood(14)	5,457,821	10.8%
Samuel L. Barker(15)	72,458	*
Michael A. Berman, M.D.(16)	106,833	*
James C. Blair, Ph.D.(1)	12,757,579	25.3%
Michael L. Eagle(17)	1,388	*
Alan D. Frazier(18)	9,647,880	19.1%
Todd W. Rich, M.D.(19)	26,041	*
Christopher J. Twomey(20)	96,458	*
Executive officers and directors as a group (22 persons)(21)	32,510,539	64.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Includes 8,432,241 shares of common stock owned by Domain Partners VI, L.P., 90,369 shares of common stock owned by DP VI Associates, L.P., 27,500 shares of common stock owned by Domain Associates, L.L.C., 2,734,040 shares of common stock owned and 1,367,020 shares of common stock issuable upon the exercise of warrants held by Domain Partners VII, L.P. and 46,634 shares of common stock owned and 23,317 shares of common stock issuable upon the exercise of warrants held by DP VII Associates, L.P. Also includes 36,458 shares Dr. Blair has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Dr. Blair is a member of our board of directors, a managing member of Domain Associates, L.L.C., and a managing member of One Palmer Square Associates VI, L.L.C., and One Palmer Square Associates VII, L.L.C. One Palmer Square Associates VI, L.L.C., is the general partner of Domain Partners VI, L.P., and DP VI Associates, L.P. One Palmer Square Associates VII, L.L.C., is the general partner of Domain Partners VII, L.P., and DP VII Associates, L.P. Dr. Blair disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(2)	Includes 7,428,977 shares of common stock owned by funds affiliated with FMR L.L.C. at December 31, 2009 as indicated in the entity’s Schedule 13G/A, as filed with the SEC on February 16, 2010.
(3)

Includes 61,458 shares Mr. Frazier has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 4,720,243 shares of common stock owned and 173,792 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare V, L.P. The voting and disposition of the shares held by Frazier Healthcare V, L.P., is determined by FHM V, L.L.C., which is the general partner of FHM V, L.P., which is the general partner of Frazier Healthcare V, L.P. Mr. Frazier is a member of our board of directors and a managing member of FHM V, L.L.C. Mr. Frazier disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The amount does not include 3,128,258 shares of common stock owned and 1,564,129 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare VI, L.P.

(4)

Includes 61,458 shares Mr. Frazier has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 3,128,258 shares of common stock owned and 1,564,129 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare VI, L.P. The voting and disposition of the shares held by Frazier Healthcare VI, L.P., is determined by FHM VI, L.L.C., which is the general partner of FHM VI, L.P., which is the general partner of Frazier Healthcare VI, L.P. Mr. Frazier is a member of our board of directors and a managing member of FHM VI, L.L.C. Mr. Frazier disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The amount does not include 4,720,243 shares of common stock owned and 173,792 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare V, L.P.

(5)

Includes 3,220,948 shares of common stock owned by Versant Venture Capital II, L.P., 61,124 shares of common stock owned by Versant Affiliates Fund II-A, L.P. and 28,787 shares of common stock owned by Versant Side Fund II, L.P. Also includes 61,458 shares Mr. Atwood has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Mr. Atwood is a member of our board of directors and a managing member of Versant Ventures II, L.L.C., which is the general partner of each of these Versant funds. Mr. Atwood disclaims beneficial ownership of shares owned by these Versant funds except to the extent of his pecuniary interest therein. The amount does not include 1,381,632 shares of common stock owned and 690,816 shares of common stock issuable upon the exercise of warrants held by Versant Venture Capital IV, L.P., and 8,704 shares of common stock owned and 4,352 shares of common stock issuable upon the exercise of warrants held by Versant Side Fund IV, L.P. Versant Ventures IV, L.L.C., is the general partner of Versant Venture Capital IV, L.P., and Versant Side Fund IV, L.P. Versant Ventures IV, L.L.C., shares voting and dispositive power over the shares of common stock held Versant Venture Capital IV, L.P., and Versant Side Fund IV, L.P. Versant Ventures IV, L.L.C., disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein.

(6)

Includes 2,765,017 shares of common stock owned by funds affiliated with Bay City Capital L.L.C. at December 31, 2009 as indicated in the entity’s Schedule 13G/A, as filed with the SEC on January 19, 2010. Also includes 486,618 shares of common stock issuable upon the exercise of warrants.

(7)

Includes 2,873,866 shares of common stock owned by funds affiliated with T. Rowe Price Associates, Inc. at December 31, 2009 as indicated in the entity’s Schedule 13G/A, as filed with the SEC on February 12, 2010. Also includes 278,067 shares of common stock issuable upon the exercise of warrants.

(8)

Includes 900,100 shares Mr. Schroeder has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 250,000 shares acquired by Mr. Schroeder upon the exercise of stock options, 150,000 shares acquired by Mr. Schroeder as one of our co-founders and 11,000 shares acquired by Mr. Schroeder in association with our registered direct offering in February 2008. The 411,000 shares held by Mr. Schroeder are in a trust for the benefit of Mr. Schroeder’s family.

(9)

Includes 11,000 shares acquired by Mr. LaRue upon the exercise of stock options which are held by a trust for the benefit of Mr. LaRue’s family. Also includes 5,000 shares acquired by Mr. LaRue in association with our registered direct offering in February 2008, and 315,250 shares of common stock Mr. LaRue has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010, 4,454 of which permit early exercise and would be subject to our right of repurchase.

(10)	Includes 8,000 shares Mr. Byrd has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010.
(11)

Includes 331,416 shares Dr. Breitmeyer has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010, 11,019 of which permit early exercise and would be subject to our right of repurchase. Also includes 10,000 shares acquired by Dr. Breitmeyer in association with our registered direct offering in February 2008.

(12)

Includes 186,249 shares Ms. Aker has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010 and 3,745 shares acquired by Ms. Aker in association with our registered direct offering in February 2008.

(13)

Includes 36,458 shares Mr. Garner has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 538,435 shares acquired by Mr. Garner upon the exercise of stock options, 400,000 shares acquired by Mr. Garner as one of our co-founders and held by a limited liability company of which Mr. Garner is the sole member, 37,453 shares acquired by Mr. Garner in association with our registered direct offering in February 2008 that are held in a trust for which Mr. Garner serves as trustee, and 51,595 shares acquired by a limited liability company of which Mr. Garner is the sole member. Of the 538,435 shares acquired upon the exercise of stock options, 503,435 shares are held of record by a trust for which Mr. Garner serves as trustee, and 35,000 shares are held by a limited liability company of which Mr. Garner is the sole member.

(14)

Includes 61,458 shares Mr. Atwood has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 3,220,948 shares of common stock owned by Versant Venture Capital II, L.P., 61,124 shares of common stock owned by Versant Affiliates Fund II-A, L.P., 28,787 shares of common stock owned by Versant Side Fund II, L.P., 1,381,632 shares of common stock and 690,816 shares of common stock issuable upon the exercise of warrants held by Versant Venture Capital IV, L.P. and 8,704 shares of common stock and 4,352 shares of common stock issuable upon the exercise of warrants held by Versant Side Fund IV, L.P. Mr. Atwood is a member of our board of directors and a managing member of Versant Ventures II, L.L.C., and Versant Ventures IV, L.L.C., which is the general partner of each of these Versant funds. Mr. Atwood disclaims beneficial ownership of shares owned by these Versant funds except to the extent of his pecuniary interest therein. Versant Ventures IV, LLC is the general partner of Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Versant Ventures IV, LLC shares voting and dispositive power over the shares of common stock held Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Versant Ventures IV, LLC disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Brian G. Atwood, a Director of the company, is a managing director of Versant Ventures II, LLC and Versant Ventures IV, LLC. Mr. Atwood disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(15)	Includes 61,458 shares Dr. Barker has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010.
(16)

Includes 61,458 shares Dr. Berman has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 3,610 shares held in accounts of Dr. Berman’s grandchildren, 3,265 shares held by Dr. Berman’s spouse and 800 shares held in a trust for which Mr. Berman serves as a trustee.

(1 7 )	Amount represents shares Mr. Eagle has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010.
(18)

Includes 61,458 shares Mr. Frazier has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010. Also includes 4,720,243 shares of common stock owned and 173,792 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare V, L.P., and 3,128,258 shares of common stock owned and 1,564,129 shares of common stock issuable upon the exercise of warrants held by Frazier Healthcare VI, L.P. The voting and disposition of the shares held by

Frazier Healthcare V, L.P., is determined by FHM V, L.L.C., which is the general partner of FHM V, L.P., which is the general partner of Frazier Healthcare V, L.P. Mr. Frazier is a member of our board of directors and a managing member of FHM V, L.L.C. The voting and disposition of the shares held by Frazier Healthcare VI, L.P., is determined by FHM VI, L.L.C., which is the general partner of FHM VI, L.P., which is the general partner of Frazier Healthcare VI, L.P. Mr. Frazier is a member of our board of directors and a managing member of FHM VI, L.L.C. Mr. Frazier disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(19)	Amount represents shares Dr. Rich has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010.
(20)

Includes 25,000 shares acquired by Mr. Twomey upon exercise of stock options which are held of record by a trust for the benefit of Mr. Twomey’s family where Mr. Twomey serves as the sole trustee. Also includes 36,458 shares Mr. Twomey has the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010, and 35,000 shares acquired by Mr. Twomey in association with our registered direct offering in February 2008 held in a joint trust for the benefit of Mr. Twomey’s family.

(21)

Includes 3,015,785 shares of common stock our executive officers and directors have the right to acquire pursuant to outstanding options that are exercisable within 60 days of March 31, 2010, 15,470 of which would be subject to our right of repurchase within 60 days of March 31, 2010. Also includes 3,823,426 shares of common stock issuable upon the exercise of warrants.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program, Objectives and Philosophy

Our compensation program is designed to attract and retain key employees with the skills and experience needed to achieve our corporate objectives, to reward strong performance and significant impact on the achievement of corporate results, and to reward the achievement of individual and corporate objectives and demonstration of our core values of performance, transparency, respect and integrity. Our executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our named executive officers should reflect their success as a management team, as well as their individual contributions, in attaining key development and operating objectives. We believe that the performance of our named executive officers in managing our company in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. As a result, our compensation program consists of elements designed to motivate both short- and long-term performance, with the overarching goal of aligning our employees’ incentives with the long-term financial interests of our stockholders.

Our compensation program consists of five elements: base salary; annual, variable cash and equity incentive bonus awards; long-term equity incentive awards; benefits; and severance and termination protection. Each of these elements is described in more detail below. We have selected these elements because each is considered useful and necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentage are set with the goal of attracting and retaining employees and adequately compensating and rewarding them for the services they perform. Our equity programs are geared toward providing incentives and rewards for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Through the compensation arrangements described above, a significant portion of our executive officer compensation program is contingent upon individual and company-wide performance, and realization of benefits from the program by our executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay-for-performance, recognizing that the competitive market for talented executive officers and the volatility of our business may result in highly variable compensation during any given annual period. We do not, however, have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the compensation committee reviews historical and competitive information regarding current and long-term goals to determine the appropriate level and mix of incentive compensation.

Based upon our compensation program objectives and philosophy, the amount of each element of compensation for our executive officers is determined by our compensation committee, which uses the following factors to determine the amount of salary, bonus, stock incentive awards and other benefits to provide to each executive:

•	the company’s performance against corporate objectives;

•	the executive’s success in achieving individual objectives;

•	difficulty and complexity of achieving desired results;

•	value of the executive’s experience, unique skills and capabilities to support long-term performance of the company;

•	historical compensation versus performance;

•	comparison to executives with similar levels of expertise and experience in our market comparison group and our market survey data, as described below; and

•	the demand and competition for executives in the marketplace in which we operate.

The compensation levels of our named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Schroeder, in his role as President and Chief Executive Officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with the practices of the companies in our market comparison group and the survey compensation data reviewed by our compensation committee.

Role of the Compensation Committee and Named Executive Officers in Setting Compensation

The compensation committee has the primary authority to determine our company’s compensation philosophy and to establish compensation for our executive officers. In the first quarter of each year, the compensation committee reviews the performance of each of our executive officers during the previous year and, based upon the outcome of a performance review, the compensation committee reviews and adjusts base salaries for our executive officers, determines appropriate cash and equity incentive awards, and approves elements of the incentive bonus plan for the executives for the current year, including target bonuses and corporate objectives. Based on the compensation objectives and philosophy outlined above, the compensation committee considers all components of compensation and, in general, targets the 50th to 60th percentiles of total compensation for similarly-situated executives at the companies within our market comparison group represented by the market survey data we review, as discussed further below. However, each executive’s actual compensation may be higher or lower than targeted compensation levels based upon our company’s overall performance and the achievements and qualifications of the particular executive, and our incentive program allows for achievement of compensation levels above target levels based upon the achievement of extraordinary results.

In making these compensation decisions, it is the practice of our compensation committee to review the historical levels of each element of each executive officer’s total compensation (salary, bonus, stock option incentive awards, benefits, and severance/termination protection) and to compare each element with that of the executive officers in an appropriate market comparison group. For 2009, the compensation committee engaged Compensia, Inc., an independent compensation consultant, to perform a competitive assessment of each executive officer’s compensation utilizing a specific market comparison group of pharmaceutical companies and subscription compensation survey databases for national and regional companies in the pharmaceutical and biotechnology industries. Compensia reports to and is accountable to the compensation committee, and the firm may not conduct any other work for our company without the authorization of the compensation committee. In 2009, Compensia did not provide any services to our company beyond its engagement as an advisor to the compensation committee.

Compensia provided our compensation committee with information and recommendations regarding the base salaries, target total cash compensation, target incentive opportunities, and total potential ownership of executive officers in our market comparison group and from survey data. To assist the compensation committee in making its compensation determinations, this information was also provided to our chief executive officer, who prepared his own recommendations regarding the compensation of all executive officers, excluding himself. The chairman of our board of directors makes compensation recommendations to the compensation committee with respect to our chief executive officer.

The recommendations provided to the compensation committee were based upon an annual performance review for each named executive officer with the chief executive officer. As part of this process, our executive officers provide input regarding their contributions to our company’s achievements for the period being assessed. The compensation committee may, in its sole discretion, accept or adjust the executive compensation recommendations it is given. No named executive officer is allowed to be present at the time his or her compensation is being discussed or determined.

Use of Market Comparison Data in Determining Executive Compensation

For 2009, our compensation committee worked with Compensia to select and approve the comparison group of companies included in the competitive assessment, based upon the following criteria:

•	Industry - pharmaceutical, specialty pharmaceutical or biotechnology companies;

•	Market Capitalization - between approximately $400 million and $1.0 billion, based upon the companies’ trading ranges at the time of selection;

•	Stage of Development - companies with either marketed products, but with limited commercial infrastructure, or companies with no marketed products, but in the later stages of product development; and

•	Number of Employees - companies with, on average, more than 150 employees.

For 2009, the compensation committee approved the companies comprising the market comparison group, which are:

Abaxis, Inc.	Momenta Pharmaceuticals, Inc.
Affymax, Inc.	Optimer Pharmaceuticals, Inc.
Allos Therapeutics, Inc.	Rigel Pharmaceuticals, Inc.
Cell Therapeutics, Inc.	Savient Pharmaceuticals, Inc.
Emergent BioSolutions, Inc.	Theravance, Inc.
Enzon Pharmaceuticals, Inc.	ViroPharma, Inc.
Genomic Health, Inc.	VIVUS, Inc.
Halozyme Therapeutics, Inc.	Xenoport, Inc.
Inspire Pharmaceuticals, Inc.	Zymogenetics, Inc.
InterMune, Inc.

Compensia also compared each executive’s compensation to two market surveys:

•	Radford Global Life Sciences Compensation Survey for 2009 - the scope of the data included from this survey was companies located throughout the United States, with between 150 to 499 employees; and

•	Biotech Employee Development Coalition (BEDC) Survey for 2009 - the scope of the data included from this survey was companies in the San Diego region, with more than 250 employees.

With respect to the foregoing survey data not relating to our market comparison group that was reviewed by the compensation committee, the identities of the individual companies included in the surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, the compensation committee only referred to the statistical summaries of the compensation information for the companies included in such surveys.

The selected companies in the market comparison group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. The market comparison group was not selected on the basis of executive compensation levels. The market comparison group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which the company draws and against which it compares itself extends beyond the immediate market comparison group and is represented by the survey data. As a result, the compensation committee uses a combination of industry survey data and peer group data to analyze the overall competitiveness of the company’s compensation.

While we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to market data. While compensation paid by other companies is a factor that the compensation committee considers in assessing the reasonableness of compensation, the compensation committee incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment and other factors described above, and relies upon the judgment of its members in making executive compensation decisions.

Elements of Executive Compensation

Base Salary: The annual base salaries for our named executive officers are intended to be and, without significant exception, are consistent with median salary levels for similarly situated executives at companies in our market comparison group. As a general matter, the base salary for each named executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. The compensation committee annually reviews and, if appropriate, adjusts the base salaries of our chief executive officer and other members of senior management. Each of our named executive officers has entered into an employment agreement with us that prohibits the compensation committee from materially decreasing his or her base salary as part of this annual review process. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. In each case, the compensation committee assesses individual performance against job responsibilities, our overall company performance, our budget for merit increases and competitive salary information. Base salary is intended to provide a baseline of compensation that does not fluctuate except for, potentially, merit-based increases.

In March 2009, the compensation committee increased base salaries for our named executive officers, except for Mr. Byrd, our Senior Vice President and Chief Commercial Officer, who was not yet employed by the company at that time. These base salaries were $441,000 for Theodore R. Schroeder, our President and Chief Executive Officer, $369,495 for Dr. James B. Breitmeyer, our Executive Vice President, Development and Chief Medical Officer, $308,249 for William R. LaRue, our Senior Vice President and Chief Financial Officer, and $304,793 for Ms. Hazel M. Aker, our Senior Vice President, General Counsel and Secretary. These base salaries represented increases of approximately 4% above the named executive officers’ 2008 base salary levels for all such officers except Mr. Schroeder who received an increase of approximately 12% based on a comparison of similarly-situated executives within our market comparison group.

Mr. Byrd’s annual base salary was set by the compensation committee in connection with his commencement of employment in July 2009 at $325,000.

In March 2010, the compensation committee elected to forego an annual salary increase for our officers, including our named executive officers, as a cash conservation measure in light of a delay in the regulatory approval of our only product candidate. As a result, each of our named executive officer’s March 2009 salaries and, in the case of Mr. Byrd, his salary at the time he joined our company, will remain in effect until the next review by the compensation committee.

Annual Incentive Compensation Plan: Our compensation committee believes it is important to have a significant percentage of each executive officer’s total compensation contingent upon the company’s overall performance, as well as upon the level of his or her own contribution toward the company’s performance. This allows our named executive officers to receive incentive compensation in the event certain specified corporate and, if applicable, individual, performance measures are achieved. The use of corporate performance goals is intended to establish a link between the executive’s pay and our business performance.

In November 2008, our compensation committee approved our 2009 corporate bonus plan, which designates a target bonus amount for each named executive officer, expressed as a percentage of his or her base salary. These target bonus amounts are 60% for our Chief Executive Officer, 35% for our Executive Vice President and Senior Vice Presidents, and 30% for our other Vice Presidents. These percentages were determined based upon a target of the 60th percentile of bonuses for similarly-situated executives at companies within our market comparison group represented by the market survey data we review. Our named executive officers were eligible to receive bonuses if certain individual and corporate performance criteria were achieved during the 2009 fiscal year.

With respect to both corporate goals and individual goals, our compensation committee places performance into one of four categories: excellent in view of prevailing conditions, acceptable in view of prevailing conditions, meeting some but not all objectives, or not acceptable in view of prevailing conditions. Each of these categorizations results in the application of a multiplier to the target amount of the bonus that is applicable to the corporate or individual goals. For 2009, the ranges applied were 75% to 150% for excellent performance, 50% to 100% for acceptable performance, 25% to 50% for performance meeting some but not all objectives, and 0% for unacceptable performance. However, the compensation committee has broad discretion with respect to the actual multiplier to apply in each case.

If any named executive officer was not employed with us for the full year, his or her incentive compensation is pro-rated based on the portion of the year he or she was employed with us. To be eligible for a pro-rated bonus, the executive must have served in that capacity for at least the last three months of the year and through the time the bonus is paid.

The corporate performance goals for 2009 were established by our board of directors, and included (i) the timely submission to the U.S. Food and Drug Administration, or FDA, of New Drug Applications, or NDAs, for the company’s product candidates, collectively weighted at 50%, (ii) the timely completion of pre-commercialization manufacturing development activities, weighted at 20%, (iii) the timely completion of preparations for pre-approval inspections of the company’s clinical trial sites, weighted at 10%, and (v) the completion of a corporate financing transaction, weighted at 20%. The amounts payable for corporate performance under our 2009 annual cash incentive plan were determined based upon the company’s actual performance measured against the weighted performance criteria.

The calculation of the bonus to be paid to our President and Chief Executive Officer under our 2009 corporate bonus plan was entirely dependent upon the achievement of our corporate performance goals. For our other named executive officers, the calculation of the bonus depends on the achievement of both corporate and individual goals. The individual goals vary for each of our named executive officers based upon each individual’s job responsibilities, and they are intended to provide an incentive for the named executive officer to help us achieve our corporate goals. For 2009, the bonus for each of our named executive officers, other than our chief executive officer, was based 60% on the achievement of corporate goals, and 40% on the achievement of individual goals.

The individual goals for Dr. James B. Breitmeyer, our Executive Vice President, Development, and Chief Medical Officer, for 2009 included, (i) the timely submission and prosecution of an NDA for intravenous acetaminophen to the FDA, and other product development activities, collectively weighted at 85%, and (ii) the completion of plans for the implementation of medical affairs and pharmacovigilence systems and processes related to commercialization, weighted at 15%.

The individual goals for Mr. William R. LaRue, our Senior Vice President and Chief Financial Officer, for 2009 included, (i) the completion of a corporate equity financing transaction of at least $60 million, weighted at 25%, (ii) the timely completion of financial reporting and compliance objectives, collectively weighted at 45%, and (iii) the achievement of key investor relations goals, weighted at 15%, and (iv) the implementation of certain operational and financial infrastructure systems related to commercialization, collectively weighted at 15%.

The individual goals for Mr. Scott A. Byrd, our Senior Vice President and Chief Commercial Officer, for 2009 included, (i) the development of internal sales, marketing, commercial operations and cross-functional planning teams in anticipation of product launch, collectively weighted at 50%, (ii) the development and implementation of pre-commercialization promotional strategies and compliance processes, collectively weighted at 30%,

(iii) the completion of manufacturing and supply chain readiness activities, collectively weighted at 10%, and (iv) the support of key investor relations strategies and objectives, collectively weighted at 10%.

The individual goals for Ms. Hazel Aker, our Senior Vice President, General Counsel and Secretary, for 2009 included, (i) the completion of a corporate equity financing transaction of at least $60 million and certain business development objectives, collectively weighted at 30%, (ii) the timely completion of key agreements, transactions, regulatory and pre-commercialization support activities, collectively weighted at 60%, and (iii) the completion of key initiatives with respect to the company’s intellectual property portfolio, collectively weighted at 10%.

In March 2010, our compensation committee awarded incentive compensation to our executive officers relating to 2009 performance. The annual incentive compensation awards were based on an assessment by our compensation committee that the achievement of the company’s corporate performance objectives for the year was 92.5%, and individual achievement levels for our named executive officers ranged between 104% and 110%. The corporate goals were not fully achieved primarily as a result of the discontinuation of the company’s omiganan pentahydrochloride development program. The analysis of a named executive officer’s overall individual performance was based upon numerous factors, including the achievement of his or her individual performance goals, and ultimately upon a subjective evaluation by the compensation committee.

In order to conserve cash in light of a delay in the regulatory approval of our only product candidate, the compensation committee determined that half of each named executive officer’s 2009 bonus would be paid in cash, and half would be paid in stock options that were 100% vested on the grant date. These cash payments and stock option awards approved by our compensation committee for our named executive officers for 2009, based on the committee’s assessments of company and individual performance, are summarized in the “Summary Compensation Table” below.

Stock Incentive Awards: We generally provide stock-based incentive award compensation to our named executive officers through grants of stock options. Stock option grants allow us to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation,

•	provide an opportunity for increased equity ownership by executives, and

•	maintain competitive levels of total compensation in order to attract and retain key executives.

Stock option grant levels are determined based on market data and vary among executive officers based on their positions and performance. Newly hired or promoted executive officers also typically receive stock option grants in connection with those events. Our 2006 Equity Incentive Award Plan defines the exercise price of our stock option grants to be the closing price of our common stock on the Nasdaq Global Market on the grant date. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Our 2006 Equity Incentive Award Plan also allows us to provide other types of equity awards to our executive officers, including RSUs. Prior to 2009, we have not granted equity awards other than stock options.

In March 2009, stock option awards ranging from 63,000 to 200,000 were granted to our named executive officers as part of our compensation committee’s annual review of executive compensation. In determining the amount of these awards, factors considered by the compensation committee were market survey data provided by Compensia, individual performance, the expected criticality of the individual’s position to the company’s long-term success, retention and tenure with the company. Our compensation committee generally targets between the 50th to 75th percentiles of awards for similarly-situated executives at companies within our market comparison group represented by the market survey data we review. The stock option awards approved by our compensation committee for our named executive officers in March 2009 were all within this range.

Also in July 2009, Mr. Byrd was granted options to purchase 125,000 shares of common stock in connection with his commencement of employment. This award was determined by the compensation committee based upon its review of the information for our market comparison group for executives with positions commensurate to Mr. Byrd’s position and was consistent with the positioning described above for executive equity awards generally.

In July 2009, Dr. Breitmeyer was granted options to purchase 15,000 shares of common stock in recognition of his contributions and leadership in connection with the timely submission of a new drug application for the Company’s intravenous acetaminophen product candidate. All of the stock options that were granted to our named executive officers during 2009 have a 10-year term and vest over four years, with 25% vesting after one year and the remainder vesting in equal monthly installments over the subsequent three years. However, 100% of the options to purchase 15,000 shares of common stock granted to Dr. Breitmeyer in July 2009, will vest immediately upon the approval of a new drug application for our intravenous acetaminophen product candidate.

In August 2009, RSUs were granted to our named executive officers (other than Mr. Byrd) as a special incentive and retention award, in light of the delay in the regulatory approval of our only product candidate. These RSU awards are described below in the “Grant of Plan-Based Awards Table.” One-half of the RSUs were to vest upon the approval by the FDA of our NDA for intravenous acetaminophen, if such approval occurred prior to December 31, 2009. The remaining one-half of the RSUs are to vest upon the first anniversary of the approval by the FDA of the NDA for intravenous acetaminophen, if such approval is received. At December 31, 2009, we had not received such approval and therefore the performance criteria for one-half of these RSUs was not achieved and that portion of each award was forfeited.

For a description of the change of control provisions applicable to the equity awards granted to our named executive officers, see “Severance Benefits and Change of Control Arrangements” below.

We do not have stock ownership requirements for our officers or directors.

Other Benefits

In order to attract, retain, and pay market levels of compensation, we provide our named executive officers and our other employees the following benefits and perquisites.

Medical Insurance: The company provides to each named executive officer and their dependents such health, dental and vision insurance coverage, and flexible spending accounts, as the company may from time to time make available to its other eligible employees.

Life and Disability Insurance: The company provides each named executive officer such disability and/or life insurance as the company may from time to time make available to its other eligible employees.

401(k) Plan: The company provides to each named executive officer a basic savings plan, or 401(k) plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to employees until withdrawn from our 401(k) plan. If our 401(k) plan qualifies under Section 401(k) of the Internal Revenue Code, contributions by us, if any, will be deductible by us when made.

All of our employees are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily-prescribed annual limit, which was $16,500 for 2009. Eligible employees who are 50 years of age or older were permitted to contribute an additional $5,500 to the 401(k) plan in 2009. Our 401(k) plan permits, but does not require, additional matching or non-elective contributions to our 401(k) plan by us on behalf of all participants in our 401(k) plan. To date, we have not made any matching or non-elective contributions to our 401(k) plan.

Pension Benefits: We do not provide pension arrangements or post-retirement health coverage for our executives or employees.

Nonqualified Deferred Compensation: We do not provide any nonqualified defined contribution or other deferred compensation plans.

Perquisites: We do not generally provide perquisites to our named executive officers or other employees. However, in connection with his commencement of employment with us in 2009, we extended to Mr. Byrd certain relocation benefits, including a home purchase assistance payment of $50,000 to facilitate Mr. Byrd’s home purchase in the San Diego area; realtor commissions incurred in selling Mr. Byrd’s home to facilitate his relocation, including tax gross-up, of $54,637; moving expenses incurred in the transport Mr. Byrd’s property to San Diego of $26,906; temporary housing and related expenses incurred by Mr. Byrd prior to his home purchase, including tax gross-up, of $26,471; the reimbursement of lost tuition, including tax gross-up, of $4,332; and housing assistance payments, including tax gross-up, of $6,502. Our compensation committee determined that such relocation assistance was appropriate in order to induce Mr. Byrd to accept our offer of employment.

Summary

Through the compensation arrangements described above, a significant portion of our executive officer compensation program is contingent upon individual and company-wide performance, and realization of benefits from the program by our executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay-for-performance, recognizing that the competitive market for talented executive officers and the volatility of our business may result in highly variable compensation during any given annual period.

Summary Compensation Table

The following table provides a summary of the compensation received by our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended December 31, 2009. We refer to these individuals as our “named executive officers.” Included in the table are summaries of the compensation for these individuals for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)			Stock Awards ($)			Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)			All Other Compensation ($)			Total ($)
Theodore R. Schroeder	2009		$433,125		$—			$436,400	(4)		$1,157,608		$244,756	(5)		$—			$2,271,889
President, Chief Executive Officer and Director	2008		$390,625		$—			$—			$1,548,000		$220,000			$—			$2,158,625
	2007		$362,500		$—			$—			$968,000		$170,000			$—			$1,500,500

William R. LaRue	2009		$306,512		$—			$218,200	(4)		$373,874		$105,190	(5)		$—			$1,003,776
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2008 2007	$ $	295,688 281,667	$ $	— —		$ $	— —		$ $	232,200 435,600	$ $	101,945 81,225		$ $	— —		$ $	629,833 798,492

Scott A. Byrd	2009		$171,117		$55,000	(6)		$—			$919,816		$55,226	(5)(7)		$189,299	(8)		$1,390,458
Senior Vice President, Chief Commercial Officer	2008		$—		$—			$—			$—		$—			$—			$—
	2007		$—		$—			$—			$—		$—			$—			$—

James B. Breitmeyer, M.D., Ph.D.	2009		$367,413		$—			$272,750	(4)		$579,038		$128,676	(5)		$—			$1,347,877
Executive Vice President, Development and Chief Medical Officer	2008 2007	$ $	354,167 338,333	$ $	— —		$ $	— —		$ $	580,500 484,000	$ $	124,700 97,716		$ $	— —		$ $	1,059,367 920,049

Hazel M. Aker, J.D.	2009		$302,606		$—			$218,200	(4)		$411,451		$105,290	(5)		$—			$1,037,547
Senior Vice President, General Counsel and Secretary	2008		$289,724		$—			$—			$251,550		$99,838			$—			$641,112
	2007		$198,333		$—			$—			$1,665,000		$52,979	(9)		$—			$1,916,312

(1)	Reflects the gross wages earned during the respective fiscal year.
(2)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. These amounts reflect the grant date fair value of awards granted in the relevant year, calculated using the Black-Scholes option pricing model. Information regarding assumptions made in valuing the option grants under this model can be found in Note 2 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 15, 2010. The amounts presented for 2009 include the incremental grant date fair value of the portion of the officers’ 2009 non-equity incentive plan compensation paid in the form of a stock option award granted on March 25, 2010, over that portion of the Black-Scholes value of such stock options on the date of grant equal to 50% of the officer’s 2009 non-equity incentive plan compensation. See footnote (5) below.

(3)

Amount represents annual non-equity incentive plan compensation, as described above under the heading “Annual Incentive Compensation Plan.” All of the amounts earned for each fiscal year were paid in the following year.

(4)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. These amounts represents the grant date fair value of performance-based restricted stock units awarded on August 31, 2009 under the 2006 Equity Incentive Award Plan based upon the fair market value of the company’s common stock price on the date of grant, and calculated assuming that the highest level of performance will be achieved. Information regarding assumptions made in valuing the stock awards can be found in Note 2 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 15, 2010. One-half of each award was canceled as of December 31, 2009 as a portion of the requisite performance criteria was not achieved.

(5)

The amounts presented in this column represent the aggregate 2009 non-equity incentive plan compensation to which each named executive officer was entitled, as described above under the heading “Annual Incentive Compensation Plan.” Each named executive officer received 50% of his or her 2009 non-equity incentive plan compensation in cash, paid in the first quarter of 2010. The other 50% of each named executive officer’s 2009 non-equity incentive plan compensation was paid in the form of a stock option award that was immediately exercisable. The value of the options awarded were determined using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 2.65%; dividend yield of 0.0%; expected volatility of 76.8%; and a contractual term of 5 years. The amount by which the grant date fair value of these stock options determined using the Black-Scholes value exceeded the 50% allocation of the bonus payment for the option awards is included in the “Option Awards” column for 2009.

Name	Total 2009 Non-Equity Incentive Plan Compensation	Amount of 2009 Non-Equity Incentive Plan Compensation Paid in Cash	Total Grant Date Fair Value of Stock Options Awarded in lieu of 2009 Non-Equity Incentive Plan Compensation(a)	Incremental Grant Date Fair Value included in the “Option Awards” Column
Theodore R. Schroeder	$244,756	$122,378	$204,920	$82,542
William R. LaRue	$105,190	$52,595	$87,823	$35,228
Scott A. Byrd	$55,226	$27,613	$46,839	$19,226
James B. Breitmeyer, M.D.	$128,676	$64,338	$105,388	$41,050
Hazel M. Aker, J.D.	$105,290	$52,645	$87,823	$35,178

(a)

Reflects the grant date fair value of the stock options awarded to the named executive officer on March 25, 2010, in lieu of 50% of his or her 2009 non-equity incentive plan compensation. The value of the options awarded were determined using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 2.65%; dividend yield of 0.0%; expected volatility of 76.8%; and a contractual term of 5 years.

(6)	Amount includes a $30,000 sign-on bonus and a $25,000 relocation bonus, grossed-up for tax withholdings.
(7)	Mr. Byrd’s non-equity incentive plan compensation for 2009 was prorated based upon Mr. Byrd’s hire date.
(8)

Amount includes a home purchase assistance payment of $50,000 to facilitate Mr. Byrd’s home purchase in the San Diego area; realtor commissions incurred in selling Mr. Byrd’s home to facilitate his relocation, including tax gross-up, of $54,637; moving expenses incurred in the transport Mr. Byrd’s property to San Diego of $26,906; temporary housing and related expenses incurred by Mr. Byrd prior to his home purchase, including tax gross-up, of $26,471; the reimbursement of lost tuition, including tax gross-up, of $4,332; housing assistance payments, including tax gross-up, of $6,502; group term life insurance of $966; and a tax gross-up of $19,485 on Mr. Byrd’s sign-on and relocation bonuses.

(9)	Ms. Aker’s non-equity incentive plan compensation for 2007 was prorated based upon Ms. Aker’s hire date.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards as of December 31, 2009 held by our named executive officers.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Theodore R. Schroeder(1)(4)	510,935	—	—	$1.36	5/8/2016	—	—	—	—
Theodore R. Schroeder	68,750	31,250	—	$15.13	3/21/2017	—	—	—	—
Theodore R. Schroeder	175,000	225,000	—	$6.01	3/17/2018	—	—	—	—
Theodore R. Schroeder	—	200,000	—	$8.35	3/17/2019	—	—	—	—
Theodore R. Schroeder	—	—	—	—	—	20,000	$193,400	—	—

William R. LaRue(1)(5)	176,250	—	—	$3.20	6/11/2016	—	—	—	—
William R. LaRue(1)(5)	37,500	—	—	$3.20	8/22/2016	—	—	—	—
William R. LaRue	30,937	14,063	—	$15.13	3/21/2017	—	—	—	—
William R. LaRue	26,250	33,750	—	$6.01	3/17/2018	—	—	—	—
William R. LaRue	—	63,000	—	$8.35	3/17/2019	—	—	—	—
William R. LaRue	—	—	—	—	—	10,000	$96,700	—	—

Scott A. Byrd	—	125,000	—	$11.00	7/14/2019	—	—	—	—

James B. Breitmeyer, M.D., Ph.D. (1)	171,250	—	—	$3.20	8/13/2016	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	34,375	15,625	—	$15.13	3/21/2017	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	65,625	84,375	—	$6.01	3/17/2018	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	—	80,000	—	$8.35	3/17/2019	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	—	15,000	—	$11.00	7/15/2019	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	—	—	—	—	—	12,500	$120,875	—	—

Hazel M. Aker, J.D.	100,000	50,000	—	$17.32	4/15/2017	—	—	—	—
Hazel M. Aker, J.D.	28,437	36,563	—	$6.01	3/17/2018	—	—	—	—
Hazel M. Aker, J.D.	—	70,000	—	$8.35	3/17/2019	—	—	—	—
Hazel M. Aker, J.D.	—	—	—	—	—	10,000	$96,700	—	—

(1)

Balance of options exercisable includes shares eligible for the early exercise provision provided by the equity incentive plan. Shares acquired upon early exercise that have not fully vested may be subject to repurchase by the company until they vest in accordance with the vesting schedule applicable to the underlying option. All option grants have a ten year term from the date of grant and vest such that 25% are vested one year after the vesting commencement date and 1/48th vest on the first day of each calendar month thereafter until all options are fully vested on the first day of the 48th month after the vesting commencement date. Unless specified otherwise, the vesting commencement date is equal to the grant date.

(2)	Amounts represent RSUs granted on August 31, 2009, which vest upon the first anniversary of the approval by the FDA of our NDA for intravenous acetaminophen, if such approval is received.
(3)	Based upon the closing price of our common stock on December 31, 2009 of $9.67 per share.
(4)	The vesting commencement date for the option is February 22, 2006, which was date of the company’s annual performance review.
(5)	The vesting commencement date for the option is June 1, 2006, which was Mr. LaRue’s hire date.

Grants of Plan-Based Awards Table

The following table summarizes stock options, restricted stock units and non-equity incentive plan awards granted to our named executive officers during the last fiscal year.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- Lying Options (#)(3)	Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)
Theodore R. Schroeder	3/18/09	—	—	—	—	—	—	—	200,000	$8.35	$1,075,066
Theodore R. Schroeder	8/31/09	—	—	—	—	—	—	40,000	—	—	$436,400
Theodore R. Schroeder	—	$—	$259,875	$389,813	—	—	—	—	35,000	$9.22	$204,920

William R. LaRue	3/18/09	—	—	—	—	—	—	—	63,000	$8.35	$338,646
William R. LaRue	8/31/09	—	—	—	—	—	—	20,000	—	—	$218,200
William R. LaRue	—	$—	$107,279	$160,919	—	—	—	—	15,000	$9.22	$87,823

Scott A. Byrd	7/15/09	—	—	—	—	—	—	—	125,000	$11.00	$900,590
Scott A. Byrd	—	$—	$59,836	$89,753	—	—	—	—	8,000	$9.22	$46,839

James B. Breitmeyer, M.D., Ph.D.	3/18/09	—	—	—	—	—	—	—	80,000	$8.35	$430,026
James B. Breitmeyer, M.D., Ph.D.	7/16/09	—	—	—	—	—	—	—	15,000	$11.00	$107,962
James B. Breitmeyer, M.D., Ph.D.	8/31/09	—	—	—	—	—	—	25,000	—	—	$272,750
James B. Breitmeyer, M.D., Ph.D.	—	$—	$128,594	$192,892	—	—	—	—	18,000	$9.22	$105,388

Hazel M. Aker, J.D.	3/18/09	—	—	—	—	—	—	—	70,000	$8.35	$376,273
Hazel M. Aker, J.D.	8/31/09	—	—	—	—	—	—	20,000	—	—	$218,200
Hazel M. Aker, J.D.	—	$—	$105,912	$158,868	—	—	—	—	15,000	$9.22	$87,823

(1)	Includes awards granted under our annual non-equity incentive plan, as described above under the heading “Annual Incentive Compensation Plan.”
(2)

Amounts represent RSUs granted on August 31, 2009. One-half of the RSUs were to vest upon the approval by the FDA of our NDA for intravenous acetaminophen, if such approval occurred prior to December 31, 2009. The remaining one-half of the RSUs are to vest upon the first anniversary of the approval by the FDA of the NDA for intravenous acetaminophen, if such approval is received. At December 31, 2009, we had not received such approval and therefore the performance criteria for one-half of these RSUs was not achieved and that portion of each award was forfeited. The RSUs that vest upon the first anniversary of the potential FDA approval for our NDA continue to be outstanding at December 31, 2009.

(3)

Options granted under the 2006 Equity Incentive Award Plan include both incentive stock options and nonqualified stock options. Option grants typically vest such that 25% are vested one year after the vesting commencement date and 1/48th of the original number of options granted vest on the first day of each calendar month thereafter until all options are fully vested on the first day of the 48th month after the vesting commencement date. However, the options granted in lieu of cash under the 2009 non-equity compensation plan were immediately exercisable. The vesting commencement date for the options included in the table was also the grant date.

(4)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. These amounts reflect the grant date fair value of awards granted in the current years, calculated using the Black-Scholes option pricing model. For the RSUs with performance-based vesting conditions, the grant date fair value was calculated assuming that the highest level of performance will be achieved. Information regarding assumptions made in valuing the option grants under this model can be found in Note 2 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 15, 2010. The amounts presented for 2009 include the portion of the officers’ 2009 bonus distributed as stock options granted on March 25, 2010 and were valued using the following assumptions: risk-free interest rate of 2.65%; dividend yield of 0.0%; expected volatility of 76.8%; and a contractual term of 5 years.

Stock Option Exercises and Stock Award Vesting Table

The following table summarizes the exercises of stock options made by our named executive officers and the stock awards that vested during our last fiscal year. None of our executive officers held stock awards that vested during the fiscal year ended December 31, 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Theodore R. Schroeder	—	—	—	—
William R. LaRue	—	—	—	—
Scott A. Byrd	—	—	—	—
James B. Breitmeyer, M.D., Ph.D.	5,000	$37,880	—	—
Hazel M. Aker, J.D.	—	—	—	—

Post-Termination Benefits

Severance Benefits and Change of Control Arrangements

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our named executive officers to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving us. In addition, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change of control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders. Accordingly, the employment agreements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change of control.

The employment agreements provide each executive with certain severance benefits in the event his or her employment is terminated as a result of his or her death or permanent disability. Specifically, in the event of such a termination, each executive will receive any accrued but unpaid base salary for days worked prior to the executive’s date of termination, a lump sum cash payment equal to the executive’s annual base salary, and a lump sum cash payment equal to the executive’s prorated annual bonus (an amount equal to the bonus awarded for the fiscal year prior to the date of termination, annualized to the extent the executive was not employed for the entire fiscal year prior to the date of termination; or if the executive has not received a bonus because he or she was not employed for a sufficient time, the target annual bonus for the fiscal year in which the date of termination occurs). Additionally, in the event of an executive’s death, his or her eligible dependents would receive 12 months healthcare benefits continuation coverage at our expense. In the event of an executive’s permanent disability, he or she will receive 12 months of healthcare insurance benefit continuation coverage at our expense and a lump-sum payment sufficient to pay the premiums for life insurance benefits coverage for 12 months.

The employment agreements also provide each executive with certain severance benefits in the event his or her employment is terminated by us other than for “cause”, as defined in the agreements and described below, or if the executive resigns with “good reason”, as defined in the agreements and described below. Specifically, if such termination occurs within three months prior to or within 12 months following a change of control (provided that, if the executive’s termination precedes the consummation of a change in control, the change of control must occur no later than March 1 of the calendar year immediately following the year in which the termination occurs) each executive will receive any accrued but unpaid base salary as of the date of termination, a lump sum cash payment equal to the executive’s annual base salary, a lump sum cash payment equal to the executive’s prorated annual bonus (an amount equal to the bonus awarded for the fiscal year prior to the date of termination, annualized to the extent the executive was not employed for the entire fiscal year prior to the date of termination; or if the executive has not received a bonus because he or she was not employed for a sufficient time, the target annual bonus for the fiscal year in which the date of termination occurs), 12 months of healthcare insurance benefit continuation coverage at our expense and a lump-sum payment sufficient to pay the premiums for life insurance benefits coverage for 12 months, plus a maximum of $15,000 towards outplacement services. If such termination occurs more than three months prior to a change of control or more than 12 months following a change of control, each executive will receive the benefits described in the previous sentence, less the prorated annual bonus.

The employment agreements provide that, in the event an executive’s employment is terminated by us other than for cause or as a result of the executive’s death or permanent disability, or if the executive resigns for good reason, that portion of the executive’s stock awards, and any unvested shares issued upon the exercise of such stock awards, which would have vested if the executive had remained employed for an additional 12 months following the date of termination will immediately vest on the date of termination. In addition, if an executive’s employment is terminated by us other than for cause or if an executive resigns for good reason within three months prior to or 12 months following a change of control, all of the executive’s remaining unvested stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately vest on the later of (1) the date of termination or (2) the date of the change of control. This accelerated vesting is in addition to any accelerated vesting provided generally under our stock option plans.

Provided that the relevant stock award agreements do not specify a longer exercise period, an executive may generally exercise his or her stock awards until three months after the date of the executive’s termination of employment, except that the executive may also exercise his or her stock awards three months after the date of a change of control, if the executive’s employment is terminated by us other than for cause or if the executive resigns for good reason within three months prior to a change of control, and if such stock awards were granted on or after the effective date of the executive’s employment agreement. In no event, however, may an executive exercise any stock award later than its original outside expiration date.

In addition, the employment agreements provide that, in connection with a change of control, 50% of the executive’s unvested stock awards, and any unvested shares issued upon the exercise of stock awards, will immediately become vested. This accelerated vesting is in addition to any accelerated vesting provided under our stock option plans.

The employment agreements also include standard noncompetition, non-solicitation and nondisclosure covenants on the part of the executives. During the term of each executive’s employment with us, the employment agreements provide that he or she may not compete with our business in any manner, except that an executive may own insignificant equity positions in publicly traded companies so long as the executive does not control such company. During the term of each executive’s employment with us and for any period during which he or she is receiving severance, the employment agreements provide that he or she may not solicit our employees or consultants. The employment agreements also reaffirm the executives’ obligations under our standard employee proprietary information and inventions agreement to which each executive is a party.

For purposes of the employment agreements, “cause” means, generally, the executive’s commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on us, the executive’s conviction of, or plea of guilty or no contest to a felony, the executive’s unauthorized use or disclosure of our confidential information or trade secrets that has a material adverse impact on us, any unauthorized use or disclosure by the executive of our confidential information or trade secrets that has a material adverse impact on us, the executive’s gross negligence, insubordination, material violation of any duty of loyalty to us or any other material misconduct on the part of the executive, the executive’s ongoing and repeated failure or refusal to perform or neglect of his or her duties (where such failure, refusal or neglect continues for 15 days following the executive’s receipt of written notice from our board or our chief executive officer), or a breach by the executive of any material provision of his or her employment agreement. Prior to any determination by us that “cause” has occurred, we will provide the executive with written notice of the reasons for such determination, afford the executive a reasonable opportunity to remedy any such breach, and provide the executive an opportunity to be heard prior to the final decision to terminate the executive’s employment.

For purposes of the employment agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation (other than in connection with a general reduction in base compensation for personnel with similar status and responsibilities), a material change in the geographic location at which the executive must perform his or her duties, or any other action or inaction that constitutes a material breach of our obligation to the executive under the employment agreement, provided that the executive submits written notice of the occurrence of such events or conditions within 90 days of the occurrence of such event, and that the company has not remedied such events or conditions within a 30-day period after receipt of such written notice. An executive resignation for good reason must occur within 90 days of the occurrence of such events or conditions.

The following table summarizes potential change of control and severance payments to each named executive officer who was employed by us on December 31, 2009. The four right-hand columns describe the payments that would apply in four different potential scenarios — a change of control without a termination of employment; a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within three months before a change of control or within 12 months following a change of control; a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case not within three months before a change of control or within 12 months following a change of control; or the named executive officer’s termination of employment as a result of death or disability. The table assumes that the termination or change of control occurred on December 31, 2009. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change of control, we have assumed a price per share of our common stock of $9.67, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 31, 2009, the last trading day of 2009. Equity awards with exercises prices above the closing price on December 31, 2009 are not included in the presentation as they are not considered to have intrinsic value.

Potential Change of Control and Severance Payments

Name	Benefit Type	Payment in the Case of a Change in Control Without Termination		Payment in the Case of a Termination Other than for Cause or for Good Reason, if Within 3 Months Prior to or Within 12 Months Following a Change in Control		Payment in the Case of a Termination Other than for Cause or for Good Reason, Not Within 3 Months Prior to and Not Within 12 Months Following a Change in Control		Payment in the Case of Termination as a Result of Death or Disability
Theodore R. Schroeder	Cash Severance(1)	$—		$441,000		$441,000		$441,000
	Accrued Vacation	—		27,189		27,189		27,189
	Continued Benefit Coverage(2)	—		20,952		20,952		20,952
	Bonus(3)	—		220,000		—		220,000
	Outplacement Services	—		15,000		15,000		—
	Value of Stock Incentive Award Acceleration(7)	2,351,207	(4)	4,509,015	(5)	2,212,390	(6)	2,212,390	(6)

	Total Value:	$2,351,207		$5,233,156		$2,716,531		$2,921,531

William R. LaRue	Cash Severance(1)	$—		$308,249		$308,249		$308,249
	Accrued Vacation	—		30,860		30,860		30,860
	Continued Benefit Coverage(2)	—		20,952		20,952		20,952
	Bonus(3)	—		101,945		—		101,945
	Outplacement Services	—		15,000		15,000		—
	Value of Stock Incentive Award Acceleration(7)	693,677	(4)	1,290,655	(5)	766,657	(6)	766,657	(6)

	Total Value:	$693,677		$1,767,661		$1,141,718		$1,228,663

Scott A. Byrd	Cash Severance(1)	$—		$325,000		$325,000		$325,000
	Accrued Vacation	—		9,798		9,798		9,798
	Continued Benefit Coverage(2)	—		20,952		20,952		20,952
	Bonus(3)	—		59,836		—		59,836
	Outplacement Services	—		15,000		15,000		—
	Value of Stock Incentive Award Acceleration(7)	—		—		—		—

	Total Value:	$—		$430,586		$370,750		$415,586

James B. Breitmeyer,
M.D., Ph.D.	Cash Severance(1)	$—		$369,495		$369,495		$369,495
	Accrued Vacation	—		30,796		30,796		30,796
	Continued Benefit Coverage(2)	—		20,952		20,952		20,952
	Bonus(3)	—		124,700		—		124,700
	Outplacement Services	—		15,000		15,000		—
	Value of Stock Incentive Award Acceleration(7)	1,057,656	(4)	1,994,438	(5)	1,106,006	(6)	1,106,006	(6)

	Total Value:	$1,057,656		$2,555,381		$1,542,249		$1,651,949

Hazel M. Aker, J.D.	Cash Severance(1)	$—		$304,793		$304,793		$304,793
	Accrued Vacation	—		26,017		26,017		26,017
	Continued Benefit Coverage(2)	—		15,158		15,158		15,158
	Bonus(3)	—		99,838		—		99,838
	Outplacement Services	—		15,000		15,000		—
	Value of Stock Incentive Award Acceleration(7)	611,932	(4)	1,127,164	(5)	549,981	(6)	549,981	(6)

	Total Value:	$611,932		$1,587,970		$910,949		$995,787

(1)	All cash severance is payable in a lump sum.

(2)

Represents 12 months of healthcare insurance benefit continuation coverage and a lump-sum payment sufficient to pay the premiums for life insurance benefits coverage for 12 months. In the case of termination by death, life insurance premiums of $1,824 would not be provided.

(3)

Pursuant to the employment agreements, the bonus for severance purposes is equal to (i) the bonus awarded to the executive for the fiscal year prior to the date of termination, annualized to the extent the executive was not employed for the entire fiscal year, or (ii) if the executive has not received a bonus because the executive was not employed for a sufficient time, the target annual bonus for the fiscal year in which the date of termination occurs. The amounts presented represent the actual bonuses paid to the executives for the 2008 fiscal year, except for Mr. Byrd who was hired in 2009. The amount presented for Mr. Byrd represents the target annual bonus for 2009, annualized based upon his hire date.

(4)

Represents the intrinsic value of those awards that would vest as a result of a change of control without termination of the named executive officer. For those executives that hold restricted stock units, the provisions of these awards provide for full vesting upon the consummation of a change in control and therefore the amounts include the value for the vesting of these awards.

(5)

Represents the intrinsic value of those awards that would vest as a result of the named executive officer’s termination of employment by us other than for cause or by the named executive officer for good reason within 12 months following a change of control or within three months before a change of control. This value assumes that the change of control and the date of termination occur on December 31, 2009, and, therefore, the vesting of such award was not previously accelerated as a result of a change of control.

(6)

Represents the intrinsic value of those awards that would vest as a result of the named executive officer’s termination of employment by us other than for cause, by the named executive officer for good reason or as a result of death or disability and not within 12 months following a change of control and not within three months before a change of control.

(7)

For the purpose of this presentation, the value of the acceleration is calculated by multiplying the number of stock awards that are subject to acceleration by the difference between the closing price of our common stock on December 31, 2009 and the exercise or purchase price of the stock awards. If the exercise or purchase price of the stock awards is greater than the closing price of our common stock on December 31, 2009, no value for that stock award was included in the presentation.

2006 Equity Incentive Award Plan

For a discussion of the material terms of our 2006 Equity Incentive Award Plan, please see Proposal 2 above.

Policy Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain of the company’s executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.

The non-performance based compensation paid in cash to our executive officers in 2007, 2008 and 2009 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers for 2010 will exceed that limit. In addition, our 2006 Equity Incentive Award Plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation. Therefore, it will not be subject to the $1 million deduction limitation.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2009, about our common stock that may be issued upon the exercise of stock options and the vesting of restricted stock units granted to employees, consultants and members of our board of directors under all existing equity compensation plans including our 2006 Equity Incentive Award Plan and our 2004 Equity Incentive Award Plan. The 2006 Equity Incentive Award Plan was adopted at the time of our initial public offering in October 2006 which coincided with the discontinuance of the 2004 Equity Incentive Award Plan.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Plan Category:
Equity compensation plans approved by security holders	5,367,488	(1)	$7.32	(2)	687,224	(3)
Equity compensation plans not approved by security holders.	—		—		—

Total	5,367,488		$7.32		687,224	(3)

(1)

Of these shares of common stock, 3,711,457 shares were subject to outstanding options under the 2006 Equity Incentive Award Plan and 1,506,281 shares were subject to outstanding options under the 2004 Equity Incentive Award Plan. In addition, 149,750 of the shares were subject to outstanding restricted stock units under the 2006 Equity Incentive Award Plan.

(2)

As restricted stock units do not have an exercise price, the weighted average exercise price does not take into account the 149,750 restricted stock units granted under the 2006 Equity Incentive Award Plan.

(3)

The 2006 Equity Incentive Award Plan contains an “evergreen” provision which allows for annual increases in the number of shares available for future issuance on January 1 of each year during the ten-year term of the plan, beginning on January 1, 2008. The annual increase in the number of shares shall be equal to the lesser of (i) 4% of our outstanding common stock on the applicable January 1 or (ii) such lesser amount determined by our board of directors. At January 1, 2009 and 2008, the board of directors approved the amount of shares authorized for future issuance under the 2006 Plan to be increased by 1,269,576 shares and 1,018,939 shares, respectively, under this provision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policies and Procedures

Pursuant to our Audit Committee Charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties, unless such transactions are reviewed and approved by a comparable body of the board of directors comprised solely of independent directors. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee or other comparable committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review and approve all compensation-related policies involving our directors and executive officers.

Certain Related-Party Transactions

In February 2009, we issued approximately 12.0 million shares of our common stock at a price of $7.13 per share pursuant to a private placement. In addition to the shares of our common stock, warrants to purchase up to approximately 6.0 million additional shares of our common stock were also issued as part of the transaction at a price of $0.125 per warrant. Each warrant has a five-year term and is exercisable in cash or by net exercise for one share of common stock at a price of $7.84. The private placement raised gross proceeds of $86.6 million. The purchasers in the offering were comprised of new investors and existing stockholders, including six funds affiliated with three of our directors, and persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock. The following table provides information regarding the number of shares of common stock and warrants purchased in our February 2009 private placement by these persons and entities. All of such shares were purchased on the same terms as shares sold to other purchasers in the applicable offering.

Investor(1)	Number of Shares	Number of Warrants
Funds affiliated with Domain Associates, L.L.C.(2)	2,780,674	1,390,337
Frazier Healthcare VI, LP	3,128,258	1,564,129
Frazier Healthcare V, LP	347,584	173,792
Funds affiliated with Versant Ventures IV, L.L.C.(3)	1,390,336	695,168
Funds affiliated with Bay City Capital L.L.C.(4)	973,236	486,618
Funds affiliated with T. Rowe Price Associates, Inc.(5)	556,134	278,067

(1)	For additional information regarding these stockholders and their equity holdings, please see “Security Ownership of Certain Beneficial Owners and Management” above.
(2)	Includes 2,734,040 shares of common stock and 1,367,020 warrants purchased by Domain Partners VII, L.P. and 46,634 shares of common stock and 23,317 warrants purchased by DP VII Associates, L.P.
(3)	Includes 1,381,632 shares of common stock and 690,816 warrants purchased by Versant Venture Capital IV, L.P. and 8,704 shares of common stock and 4,352 warrants purchased by Versant Side Fund IV, L.P.
(4)

Includes 390,608 shares of common stock and 195,304 warrants purchased by Bay City Capital Fund IV, L.P., 8,418 shares of common stock and 4,209 warrants purchased by Bay City Capital Fund IV Co-Investment Fund, L.P., 563,472 shares of common stock and 281,736 warrants purchased by Bay City Capital Fund V, L.P. and 10,738 shares of common stock and 5,369 warrants purchased by Bay City Capital Fund V Co-Investment Fund, L.P.

(5)

Includes 220,000 shares of common stock and 110,000 warrants purchased by T. Rowe Price Health Sciences Fund, Inc., 2,200 shares of common stock and 1,100 warrants purchased by T. Rowe Price Health Sciences Portfolio, 15,900 shares of common stock and 7,950 shares warrants purchased by TD Mutual Funds — TD Health Sciences Fund, 18,968 shares of common stock and 9,484 warrants purchased by AIG Retirement Company I — Health Sciences Fund, 21,000 shares of common stock and 10,500 warrants purchased by John Hancock Trust – Health Sciences Trust, 262,000 shares of common stock and 131,000 warrants purchased by T. Rowe Price New Horizons

Fund, Inc., 7,866 shares of common stock and 3,933 warrants purchased by City of New York Deferred Compensation Plan—NYC 457/401K Small Cap Account, 7,700 shares of common stock and 3,850 warrants purchased by T. Rowe Price New Horizons Trust and 500 shares of common stock and 250 warrants purchased by T. Rowe Price U.S. Equities Trust.

Severance Benefits and Change of Control Arrangements

We have entered into employment agreements with Theodore R. Schroeder, our President and Chief Executive Officer; James B. Breitmeyer, M.D., Ph.D., our Executive Vice President, Development and Chief Medical Officer; Scott A. Byrd, our Senior Vice President, Chief Commercial Officer; Hazel M. Aker, J.D., our Senior Vice President, General Counsel and Secretary; William S. Craig, Ph.D., our Senior Vice President, Pharmaceutical Development and Manufacturing; William R. LaRue, our Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary; Malcolm Lloyd-Smith, our Senior Vice President, Regulatory Affairs and Quality Assurance; David A. Socks, our Senior Vice President, Corporate Development and Strategy; Robert DiVasto, our Vice President, Supply Operations; Catherine J. Hardalo, M.D., our Vice President, Clinical Development — Anti-Infectives; Mike A. Royal, M.D., J.D., our Vice President, Clinical Development, Analgesics; Diane K. Sheehan, our Vice President, Human Resources; and Randall St. Laurent, our Vice President, Sales. For further information, see “Executive Compensation and Other Information — Post-Termination Benefits — Severance Benefits and Change of Control Arrangements” above.

Indemnification of Officers and Directors

Our restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2009, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2011 must be received by us no later than January 6, 2011, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2011 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than February 16, 2011 and no later than March 18, 2011 unless the date of the 2011 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2010 annual meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2011 annual meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2009 will be mailed to stockholders of record with this proxy statement on or about May 6, 2010. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Cadence Pharmaceuticals, Inc., 12481 High Bluff Drive, Suite 200, San Diego, California 92130, Attention: Investor Relations.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Theodore R. Schroeder

President, Chief Executive Officer and Director

San Diego, California

May 6, 2010

Appendix A

2010 AMENDMENT AND RESTATEMENT OF THE

CADENCE PHARMACEUTICALS, INC.

2006 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Cadence Pharmaceuticals, Inc. 2006 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Cadence Pharmaceuticals, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board appointed as described in Article 12.

2.7 “Consultant” means any consultant or adviser engaged to provide services to the Company or any Parent or Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.10 “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12 “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.13 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.14 “Equity Restructuring” means a non-reciprocal transaction, as determined by the Committee, between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price for a share of Stock as reported on the NASDAQ Global Market or the NASDAQ Global Select Market (or on any established stock exchange or national market system on which the Stock is then listed) for the date of determination or, if no such prices are reported for that date, the closing sales price for a share of Stock on the last trading date prior to the date of determination.

2.17 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18 “Independent Director” means a member of the Board who is not an Employee of the Company or of any Parent or Subsidiary.

2.19 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.20 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.22 “Original Effective Date” means October 24, 2006.

2.23 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.24 “Parent” means any “parent corporation”, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.25 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.27 “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.28 “Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of Stock, price per share of Stock, market share, and implementation, completion or attainment of objectively-determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include one or more of the following: items related to a change in accounting principles, items relating to financing activities, expenses for restructuring or productivity initiatives, non-cash charges, including those relating to share-based awards, other non-operating items, items related to acquisitions or other strategic transactions, items attributable to the business operations of any entity acquired by us during the Performance Period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles (“GAAP”), items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of the Company’s core, on-going business activities, or items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.

2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.31 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Plan” means this Cadence Pharmaceuticals, Inc. 2006 Incentive Award Plan, as it may be amended from time to time.

2.34 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35 “Restatement Effective Date” shall have the meaning set forth in Section 13.1.

2.36 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.38 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.39 “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.40 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.41 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.42 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.43 “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or to a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.44 “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.45 “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.46 “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) shall be the sum of: (i) 2,100,000 shares of Stock; plus (ii) 90,772 shares of Stock, representing the number of shares of Stock remaining available for issuance and not subject to awards granted under the Cadence Pharmaceuticals, Inc. 2004 Equity Incentive Award Plan (the “Existing Plan”) as of the Original Effective Date; plus (iii) with respect to awards granted under the Existing Plan on or before the Original Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Existing Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company, plus (iv) the 1,018,939 shares of Stock added to the Share Limit on January 1, 2008 pursuant to the terms of the Plan; plus (v) the 1,269,576 shares of Stock added to the Share Limit on January 1, 2009 pursuant to the terms of the Plan; plus (vi) the 1,766,960 shares of Stock added to the Share Limit on January 1, 2010 pursuant to the terms of the Plan. The aggregate number of shares of Stock authorized for issuance under the Existing Plan was 2,875,000 shares of Stock and, accordingly, the total number of shares of Stock under clauses (ii) and (iii) in the preceding sentence shall not exceed 2,875,000 shares of Stock. In addition, subject to Article 11, commencing on January 1, 2011, and on each January 1 thereafter through and including January 1, 2016, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of: (i) 4% of the Company’s outstanding shares of Stock on the applicable January 1; and (ii) a lesser number of shares of Stock as determined by the Board. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 20,000,000 shares of Stock, subject to Article 11. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares of Stock to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

3.2 Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company (measured from the date of any grant) shall be 1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the limitations on the number of shares of Stock (a) issued or transferred pursuant to Awards under the Plan, as detailed in Section 3.1, and (b) issued or transferred pursuant to Awards granted to any one Participant during any fiscal year of the Company, as detailed in Section 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(i) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 10.5 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and

(iv) Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g) Transferability; Right to Exercise. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates or Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock must bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

7.2 Stock Appreciation Rights.

(a) A Stock Appreciation Right (“SAR”) shall have a term set by the Committee. A SAR shall be exercisable in such installments as the Committee may determine. A SAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each SAR shall be set by the Committee; provided, however, that the Committee in its sole and absolute discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value of a share of Stock on the date of exercise of the SAR by the number of shares of Stock with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

7.4 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Committee stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 7.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(c) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.7(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $1,000,000.

8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11 Exercise Upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee with the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Qualified Performance-Based Compensation), a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, (iv) delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (v) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

10.2 Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld or surrendered with respect to the issuance, vesting, exercise or payment of any Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.4 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.5 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent, or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent, or a

Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service with the Company, a Parent, or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.6 Beneficiaries. Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.7 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends or notations on any Stock certificate or book-entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.8 Paperless Administration. In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, other than an Equity Restructuring, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), other than an Equity Restructuring, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions wherever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted by the Committee as the Committee deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 11(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article 3).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. The administrator of the Plan shall be the Committee, which shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

12.6 Amendment or Exchange of Awards. The Committee may (a) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (b) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Restatement Effective Date. The Plan was originally effective as of the Original Effective Date. This amendment and restatement of the Plan will be effective as of the date on which it is approved by the Company’s stockholders (the “Restatement Effective Date”).

13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the date this amendment and restatement of the Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

15.4 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

15.5 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.6 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.7 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.8 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.9 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.11 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

15.12 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

CADENCE PHARMACEUTICALS, INC.

June 16, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.cadencepharm.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

■	20330300000000001000 2			061610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN

1.   To elect three directors for a three-year term to expire at the 2013 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:

2.   To approve an amendment and restatement of the Company’s 2006 Equity Incentive Award Plan to preserve its ability to deduct compensation associated with future performance-based awards made under the plan to certain executives.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Dr. Michael A. Berman O Dr. Todd W. Rich O Mr. Theodore R. Schroeder		3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. ☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.
☐	FOR ALL EXCEPT (See instructions below)			In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY CADENCE PHARMACEUTICALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2010

The undersigned stockholder of Cadence Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints Theodore R. Schroeder and William R. LaRue, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on June 16, 2010 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

	SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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